                                                      REGISTRATION NO. 333-56850

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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CHARTER COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   4841                                  43-1857213
      (STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL                  (FEDERAL EMPLOYER
   OF INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                       12444 POWERSCOURT DRIVE, SUITE 100
                           ST. LOUIS, MISSOURI 63131
                                 (314) 965-0555
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              CURTIS S. SHAW, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       12444 POWERSCOURT DRIVE, SUITE 100
                           ST. LOUIS, MISSOURI 63131
                                 (314) 965-0555
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                 DANIEL G. BERGSTEIN, ESQ.                                       ALVIN G. SEGEL, ESQ.
                    LEIGH P. RYAN, ESQ.                                          IRELL & MANELLA LLP
                 PATRICIA M. CARROLL, ESQ.                               1800 AVENUE OF THE STARS, SUITE 900
           PAUL, HASTINGS, JANOFSKY & WALKER LLP                          LOS ANGELES, CALIFORNIA 90067-4276
                      399 PARK AVENUE                                               (310) 277-1010
                  NEW YORK, NEW YORK 10022
                       (212) 318-6000

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED                 PROPOSED
    TITLE OF EACH CLASS OF           AMOUNT TO BE          MAXIMUM OFFERING         MAXIMUM AGGREGATE            AMOUNT OF
  SECURITIES TO BE REGISTERED         REGISTERED            PRICE PER UNIT           OFFERING PRICE          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt securities................         (1)(3)                    (2)                   (1)(2)(3)                   N/A
Preferred stock (par value
  $.001 per share).............         (1)(4)                    (2)                   (1)(2)(4)                   N/A
Class A common stock (par value
  $.001 per share).............         (1)(5)                    (2)                   (1)(2)(5)                   N/A
Total..........................     $4,000,000,000                (2)                $4,000,000,000            $1,000,000(6)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate initial offering price of all securities issued, from time to time, pursuant to this registration statement exceed $4,000,000,000.
(2) The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3) There are being registered hereunder an indeterminate principal amount of debt securities.
(4) There are being registered hereunder an indeterminate number of preferred shares as may be sold, from time to time, by the registrant.

(5) Subject to Rule 415(a)(4) of the Securities Act of 1933, as amended, there are being registered hereunder an indeterminate number of shares of Class A common stock as may be sold, from time to time, by the registrant. There are also being registered hereunder an indeterminate number of shares of Class A common stock as shall be issuable upon conversion of shares of preferred stock or debt securities registered hereby.

(6) Calculated pursuant to Rule 457(o) under the Securities Act of 1993, as amended.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION. DATED APRIL 12, 2001


                                 $4,000,000,000
                          CHARTER COMMUNICATIONS, INC.

                                Debt Securities
                                Preferred Stock
                              Class A Common Stock
                           -------------------------

     Charter Communications, Inc. may offer from time to time in one or more separate offerings (1) debt securities, which may be senior or subordinated debt securities, (2) shares of preferred stock, $.001 par value per share, and (3) shares of Class A common stock, $.001 par value per share, with an aggregate public offering price of up to $4 billion (or its equivalent based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering.


     The securities covered by this prospectus may be offered, separately or together, in separate classes or series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. The specific terms of the securities for which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, where applicable: (1) in the case of debt securities, the specific title, aggregate principal amount, ranking, currency, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of Charter Communications, Inc. or repayment at the option of the holder thereof, terms for sinking fund payments, terms for conversion into shares of preferred stock or Class A common stock, covenants and any initial public offering price; (2) in the case of preferred stock, the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; and (3) in the case of Class A common stock, any public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities, covered by this prospectus, in each case as may be consistent with Charter Communications, Inc.'s certificate of incorporation. See "Description of Capital Stock and Membership Units."


     The prospectus supplement may add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement in conjunction with the additional information described under the heading "Additional Information."

     The securities covered by this prospectus may be offered by Charter Communications, Inc. directly, through agents designated from time to time by Charter Communications, Inc. or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. See "Plan of Distribution." No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of such securities.

     See "Risk Factors" beginning on page 4 of this prospectus to read about important factors you should consider before buying any of the securities covered by this prospectus.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The distribution of this prospectus and the offering and sale of the securities covered by this prospectus in certain jurisdictions may be restricted by law. Charter Communications, Inc. requires persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the securities covered by this prospectus in any jurisdiction in which such offer or invitation would be unlawful.


                      Prospectus dated April      , 2001.

                               TABLE OF CONTENTS


Disclosure Regarding Forward-Looking
  Statements...........................   ii
About this Prospectus..................  iii
Additional Information.................  iii
Our Business ..........................    1
Use of Proceeds........................    4
Ratio of Earnings to Fixed Charges.....    4
Capitalization.........................    5
Unaudited Pro Forma Financial
  Statements...........................    7
Description of Debt Securities.........   19
Description of Capital Stock and
  Membership Units.....................   29
Plan of Distribution...................   44
Indemnification of Directors and
  Officers.............................   46
Legal Matters..........................   47
Experts................................   47

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimate" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus and in other reports or documents that we file from time to time with the Securities and Exchange Commission, or SEC, and include, but are not limited to:

     -  Our plans to offer advanced products and services;

     - Our anticipated capital expenditures for our upgrades and new equipment and facilities;

     - Our beliefs regarding the effects of governmental regulation on our business;

     - Our ability to effectively compete in a highly competitive and changing environment.

     - Our ability to fund anticipated capital expenditures and any future acquisitions; and

     - Our ability to obtain equipment, inventory and programming as needed and at a reasonable price.

     All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

                             ABOUT THIS PROSPECTUS

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under "Additional Information."

                             ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on Form S-3 to register the sale of the securities covered by this prospectus. This prospectus, which forms part of that registration statement, does not contain all the information included in the registration statement. For further information about us and the securities described in this prospectus, you should refer to the registration statement and its exhibits.


     Our Class A common stock is quoted on the Nasdaq National Market under the symbol "CHTR." We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy at prescribed rates any document we file at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 3475 Lenox Road, N.E., Suite 1006, in Atlanta, Georgia 30326-1232. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's Web site at www.sec.gov.


     Our principal executive offices are located at 12444 Powerscourt Drive, Suite 100, St. Louis, Missouri 63131. Our telephone number is (314) 965-0555 and our Web site is located at www.charter.com. The information on our Web site is not part of this prospectus.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information superseded by this prospectus. The prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents, listed below, contain important information about Charter Communications, Inc.:

          (1) The financial statements included in Charter Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999;

          (2) The financial statements included in Charter Communications, Inc.'s Amendment No. 1 to the Registration Statement on Form S-1 filed September 22, 2000 (File No. 333-41486);

          (3) Charter Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000; and

          (4) Charter Communications, Inc.'s Current Reports on Form 8-K filed January 8, 2001, February 15, 2001 and March 1, 2001.

     We are also incorporating by reference additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, unless we have specifically incorporated by reference an exhibit into a document that this prospectus incorporates. You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from: Charter Communications, Inc., Investor Relations,
Attention: Carol Wolfe at the address indicated above.

                                  OUR BUSINESS

     We, operating through our subsidiaries, are the fourth largest operator of cable systems in the United States. Through our broadband network of coaxial and fiber optic cable, we provide video, data, interactive and private business network services, to approximately 6.4 million customers in 40 states. All of our systems offer traditional analog cable television. We also offer digital television, along with an array of advanced products and services such as high-speed Internet access, interactive video programming and video-on-demand, in an increasing number of our systems. We continue to explore opportunities to offer telephony through our broadband network. The introduction and roll-out of new products and services represents an important step toward the realization of our Wired World(TM) vision, where cable's ability to transmit voice, video and data at high speeds enables it to serve as the primary platform for the delivery of new services to the home and workplace.

     We have grown rapidly over the past several years. In 16 acquisitions completed in 1999 and 2000, we added approximately 3.9 million customers. In addition, we have expanded our customer base through significant internal growth. For the year ended December 31, 2000, our internal customer growth, without giving effect to the cable systems we acquired in 2000, was 2.5%, almost twice the industry average of 1.3%.

                                 RECENT EVENTS

ACQUISITIONS


     In 2000, we completed five acquisitions of cable systems for an aggregate purchase price of $3.3 billion. The systems we acquired in 2000 had a total of 781,400 customers at year end 2000 and total annual revenues of $370.2 million for the year ended December 31, 2000.


PENDING AT&T TRANSACTIONS


     In February 2001, we entered into several agreements with AT&T Broadband, LLC involving several strategic cable system transactions that will result in a net addition of approximately 512,000 customers for the Charter cable systems. In the pending AT&T transactions, we expect to acquire cable systems from AT&T Broadband serving approximately 574,000 customers in Missouri, Alabama, Nevada and California for a total of $1.79 billion. A portion of the purchase price will consist of Charter cable systems valued at $249 million serving approximately 62,000 customers in Florida. Of the balance of the purchase price, up to $501.5 million will be paid in Class A common stock and the remainder will be paid in cash. Charter Holdings and Charter Capital have a commitment for a bridge loan from Morgan Stanley Senior Funding, Inc. and Goldman, Sachs Credit Partners LP for temporary financing of the cash portion of the purchase price, as described below. We expect to obtain permanent financing through one or more debt or equity financing transactions or a combination thereof. The acquisition transactions are expected to close in the second and/or third quarters of 2001, subject to certain closing conditions and regulatory review.


     Unless otherwise stated in this prospectus, the operating and financial data provided do not include the effect of the pending AT&T transactions.

2001 SENIOR BRIDGE LOAN COMMITMENT


     In February 2001, our subsidiaries Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation signed a commitment letter with Morgan Stanley Senior Funding, Inc. and Goldman Sachs Credit Partners LP, to provide senior increasing rate bridge loans of up to $2 billion for capital expenditures, general corporate purposes, and to fund the cash portion of the pending AT&T transactions. If any of the pending AT&T transactions are not completed, the commitment would be reduced by the amount of the commitment allocated to such portion of the transaction, up to $1 billion.



     The bridge loans would bear interest initially at a rate equal to the bid-side yield of the 11.125% Senior Notes, less 25 basis points. The rate would increase by 125 basis points at the end of the first 90 days after funding, and 50 basis points for each 90-day period after the first 90 days.



     The commitment expires on December 31, 2001 unless the bridge loan agreement has been signed. The bridge loans would mature one year from the date of first funding, but can, at the borrowers' election, be converted into senior term loans that would be due nine years after such conversion. Interest on the senior term loans would initially be at the rate then in effect for the bridge loans, plus 50 basis points, and would increase by 50 basis points at the end of every 90-day period after such conversion.



     Following any conversion of the bridge loans into senior term loans, the lenders would have the right to request that their notes be exchanged for notes that would be issued under an indenture with covenants and events of default similar to those in the 11.125% senior notes issued by Charter Holdings in January 2001, but may not be redeemed until the fifth anniversary of the first funding of the bridge loan. After the fifth anniversary, the notes would be redeemable at a premium of one-half of the coupon on the note, declining ratably annually to zero on the date that is two years prior to the maturity date. The bridge loan agreement would require that the borrowers file a shelf registration statement with respect to the exchange notes and to use commercially reasonable efforts to have the statement become effective and available to allow for unrestricted resales of the exchange notes. The exchange notes would bear interest at the higher of the rate of interest applicable to the senior term loans and the bid-side yield of the 11.125% Charter Holdings senior notes.


     Interest on the bridge loans, senior term loans or exchange notes may not be lower than 9% and may not exceed 15% annually.

     The prospective lenders' commitments to us are subject to a number of conditions. We can not assure you that such conditions will be met. If these conditions are not met, these funds will not be available to us and we will need to obtain alternative financing. If we are unable to obtain replacement financing, we could be unable to consummate the pending AT&T transactions.

CHARTER HOLDINGS SALE OF SENIOR NOTES AND SENIOR DISCOUNT NOTES


     In January 2001, Charter Holdings and Charter Communications Holdings Capital Corporation issued in a private placement 10.750% senior notes due 2009, 11.125% senior notes due 2011 and 13.500% senior discount notes due 2011 in the total principal amount at maturity of $2.075 billion. Charter Holdings used all of the net proceeds to repay all remaining amounts outstanding under Charter Holdings' 2000 senior bridge loan facility and the revolving credit facility of our subsidiary CC VI Operating Company, LLC (Fanch), a portion of the amounts outstanding under the revolving credit facilities of our Charter Operating and CC VII (Falcon) subsidiaries, and for general corporate purposes.


CHARTER COMMUNICATIONS, INC. SALE OF CONVERTIBLE SENIOR NOTES


     In October and November 2000, we issued 5.75% convertible senior notes due 2005 in the total principal amount of $750.0 million in a Rule 144A private placement. All of the proceeds from the sale of the convertible notes were contributed to Charter Communications Holding Company, LLC in exchange for two mirror convertible notes in an equal total amount and subsequently the net proceeds were used to repay an intercompany amount due to Charter Holdings and to make a contribution for additional equity to Charter Holdings. Charter Holdings used the proceeds it received to repay a portion of the amounts outstanding under the Charter Holdings 2000 senior bridge loan facility. The convertible senior notes were registered with the Securities and Exchange Commission in February 2001.


BRESNAN/AVALON COMBINATION

     In December 2000, Charter Holdings contributed all of its equity interests in CC VIII, LLC to CC V Holdings, LLC, combining the cable systems acquired in the Avalon and Bresnan acquisitions below CC V Holdings. In connection with this combination, in January 2001, all amounts due under the CC V (Avalon) credit facilities were repaid and such credit facilities were terminated. At the same time, the CC VIII, LLC (Bresnan) credit facilities were amended and restated to, among other things, increase borrowing availability by $550.0 million.

                                USE OF PROCEEDS

     Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include working capital, the repayment of outstanding indebtedness or capital expenditures.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Earnings for the years ended December 31, 1996 and 1997; for the periods from January 1, 1998 through December 23, 1998 and from December 24, 1998 through December 31, 1998 and for the years ended December 31, 1999 and 2000 were insufficient to cover fixed charges by $2.7 million, $4.6 million, $17.2 million, $5.3 million, $637.8 million and $2.1 billion, respectively. As a result of such deficiencies, the ratios of earnings to fixed charges are not presented.

                                 CAPITALIZATION

     The following table sets forth as of December 31, 2000, on a consolidated basis:

     - the actual capitalization of Charter Communications, Inc.; and

     - the pro forma capitalization of Charter Communications, Inc. to reflect:

          (1) the Bresnan/Avalon combination;

          (2) the issuance and sale of the January 2001 Charter Holdings notes and the application of the net proceeds to repay all remaining amounts outstanding under the Charter Holdings 2000 senior bridge loan facility and the CC VI (Fanch) revolving credit facility, a portion of the amounts outstanding under the Charter Operating and CC VII (Falcon) revolving credit facilities, and for general corporate purposes; and


          (3) the expiration of the remaining rescission rights and the reclassification of the related redeemable securities to minority interest and shareholders' equity; and


     - the pro forma as adjusted capitalization of Charter Communications, Inc. to reflect:

     (1) the closing of the pending AT&T transactions;


     (2) borrowings under the Charter Holdings 2001 senior bridge loan committed facility; and



     (3) the issuance of equity to finance a portion of the pending AT&T transactions.


     This table should be read in conjunction with the "Unaudited Pro Forma Financial Statements" included elsewhere in this prospectus.

                                                           AS OF DECEMBER 31, 2000
                                                  -----------------------------------------
                                                                                 PRO FORMA
                                                    ACTUAL        PRO FORMA     AS ADJUSTED
                                                  -----------    -----------    -----------
                                                           (DOLLARS IN THOUSANDS)
SHORT-TERM DEBT(a)..............................  $        --    $        --    $ 1,055,510
                                                  -----------    -----------    -----------
LONG-TERM DEBT:
  Credit facilities:
     Charter Operating..........................    4,432,000      3,555,000      3,555,000
     CC V -- Avalon.............................      213,000             --(b)          --
     CC VI -- Fanch.............................      895,000        825,000        825,000
     CC VII -- Falcon...........................    1,050,000        565,000        565,000
     CC VIII Operating -- Bresnan...............      712,000        925,000(b)     925,000
  Charter Holdings Notes(c).....................    4,639,385      4,639,385      4,639,385
  5.75% convertible senior notes due 2005 --
     Charter Communications, Inc. ..............      750,000        750,000        750,000
  10.75% senior notes due 2009 -- Charter
     Holdings...................................           --        899,221        899,221
  11.125% senior notes due 2011 -- Charter
     Holdings...................................           --        500,000       500,000]
  13.50% senior discount notes due 2011 --
     Charter Holdings...........................           --        350,620        350,620
  Charter Holdings senior bridge loan
     facility...................................      272,500             --             --
  Other notes(d)................................       96,570         96,570         96,570
                                                  -----------    -----------    -----------
     Total long-term debt.......................   13,060,455     13,105,796     13,105,796
                                                  -----------    -----------    -----------
REDEEMABLE SECURITIES(e)........................    1,104,327             --             --
                                                  -----------    -----------    -----------
MINORITY INTEREST(e)(f).........................    4,089,329      5,185,404      5,286,040
                                                  -----------    -----------    -----------
SHAREHOLDERS' EQUITY(e)(g)......................    3,123,204      3,131,456      3,532,320
                                                  -----------    -----------    -----------
     Total capitalization.......................  $21,377,315    $21,422,656    $22,979,666
                                                  ===========    ===========    ===========

---------------

(a) Represents a bridge loan facility for which we have received commitments but will not close unless specified closing conditions are satisfied. Because certain closing conditions are not under our control, the facility is classified as short-term debt. If we are unable to close on this bridge loan, we would be required to find alternative financing for a portion of the AT&T transactions. Additional interest expense that would be incurred as a result of less favorable terms is discussed in the "Unaudited Proforma Financial Statements."


(b) Represents additional borrowings under the CC VIII Operating -- Bresnan credit facilities and the subsequent repayment of the CC V -- Avalon credit facilities in connection with Bresnan/Avalon combination.

(c) Represents the following Charter Holdings notes:

    8.250% senior notes due 2007................................  $  598,757
    8.625% senior notes due 2009................................   1,496,245
    9.920% senior discount notes due 2011.......................   1,077,215
    10.00% senior notes due 2009................................     675,000
    10.25% senior notes due 2010................................     325,000
    11.75% senior discount notes due 2010.......................     335,495
    11.875% senior discount notes due 2008......................     131,673
                                                                  ----------
                                                                  $4,639,385
                                                                  ==========

(d) Primarily represents outstanding public notes of our Renaissance subsidiary.


(e) The Falcon and Bresnan sellers who acquired Charter Communications Holding Company membership units or, in the case of Bresnan, additional equity interests in our subsidiary, CC VIII, LLC, in connection with these respective acquisitions may have had rescission rights against Charter Communications, Inc. or Charter Communications Holding Company arising out of possible violations of Section 5 of the Securities Act, in connection with the offers and sales of those equity interests. Accordingly, the maximum cash obligations related to the possible rescission rights, estimated at $1.1 billion as of December 31, 2000, has been excluded from shareholders' equity and minority interest, and classified as redeemable securities. These rescission rights expired in February 2001 without these parties requesting repurchase of their securities. As a result, the redeemable securities were reclassified to minority interest and shareholders' equity.


(f) Minority interest consists primarily of (1) total members' equity of Charter Communications Holding Company multiplied by 56.8% at December 31, 2000, the ownership percentage of Charter Communications Holding Company not owned by us and (2) preferred equity in a subsidiary of Charter Holdings held by certain Bresnan sellers less a portion of redeemable securities. Gains (losses) arising from the issuance by Charter Communications Holding Company of its membership units are recorded as capital transactions, thereby increasing/ (decreasing) shareholders' equity and (decreasing)/increasing minority interest.


(g) Increase relates to equity to be issued to finance a portion of the pending AT&T transactions.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Financial Statements of Charter Communications, Inc. are based on the historical financial statements of Charter Communications, Inc.

     The balance sheet is adjusted on a pro forma basis to reflect the following transactions as if they had occurred on December 31, 2000:

     (1) the closing of the pending AT&T transactions;

     (2) borrowings under the committed Charter Holdings 2001 senior bridge loan facility;

     (3) the issuance of equity to finance a portion of the pending AT&T transactions,

     (4) the issuance and sale of the January 2001 Charter Holdings notes and the application of the net proceeds, and

     (5) the expiration of the remaining rescission rights and the reclassification of such redeemable securities to minority interest and shareholders' equity.

     The statements of operations are adjusted on a pro forma basis to illustrate the estimated effects of the following transactions as if they had occurred on January 1, 2000:

     (1) our acquisitions and dispositions completed since January 1, 2000;

     (2) closing of the pending AT&T transactions;

     (3) borrowings under the committed Charter Holdings 2001 senior bridge loan facility to finance a portion of the pending AT&T transactions; and

     (4) the issuance of equity to finance a portion of the pending AT&T transactions;

     (5) borrowings under the Charter Holdings 2000 senior bridge loan facility and the application of a portion of such borrowings to repay a portion of the amounts outstanding under the Charter Operating and CC VII (Falcon) Falcon revolving credit facilities;


     (6) the issuance and sale of our convertible senior notes and the application of the net proceeds to repay an intercompany amount due to Charter Holdings and to make a contribution for additional equity to Charter Holdings, which used the proceeds it received to repay a portion of the amounts outstanding under the Charter Holdings 2000 senior bridge loan facility; and


     (7) the issuance and sale of the January 2001 Charter Holdings notes and the application of the net proceeds to repay all remaining amounts outstanding under the Charter Holdings 2000 senior bridge loan facility and the CC VI (Fanch) revolving credit facility, and a portion of the amounts outstanding under the Charter Operating and CC VII (Falcon) revolving credit facilities.

     The Unaudited Pro Forma Financial Statements reflect the application of the principles of purchase accounting to the transactions listed in items (1) and
(2) above. The allocation of certain purchase prices is based, in part, on preliminary information, which is subject to adjustment upon obtaining complete valuation information of intangible assets and is subject to post-closing purchase price adjustments. We believe that finalization of the purchase prices and the allocation will not have a material impact on the results of operations or financial position of Charter Communications, Inc.

     The number of shares issuable in the pending AT&T transactions will be based on the average closing share price of Charter Communications, Inc.'s Class A common stock for the thirty days prior to the close of the transactions. We have estimated that 23.7 million shares will be issued. The number of shares to be issued will vary based upon fluctuations in Charter

Communications, Inc.'s share price. However, we believe the effects of any change in this number of shares would not have a material impact on the Unaudited Pro Forma Financial Statements.

     Immediately after the closing of the pending AT&T transactions, Charter Communications, Inc. will contribute the acquired systems to Charter Communications Holding Company in exchange for Class B common membership units of Charter Communications Holding Company. As a result, the economic interest of Charter Communications, Inc. in Charter Communications Holding Company will increase to 43.2% from 40.8%. The Unaudited Pro Forma Financial Statements reflect a minority interest of 56.8%.

     The Unaudited Pro Forma Financial Statements of Charter Communications, Inc. do not purport to be indicative of what our financial position or results of operations would actually have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

                                                                            UNAUDITED PRO FORMA DATA
                                                                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2000
                                               ----------------------------------------------------------------------------------
                                                     CHARTER              2000                         PENDING
                                               COMMUNICATIONS, INC.   ACQUISITIONS                   ACQUISITIONS
                                                     (NOTE A)           (NOTE B)       SUBTOTAL        (NOTE B)         TOTAL
                                               --------------------   ------------     --------      ------------       -----
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND SUBSCRIBER DATA)
STATEMENT OF OPERATIONS:
Revenues......................................     $ 3,249,222          $ 49,752      $ 3,298,974    $   279,705     $  3,578,679
                                                   -----------          --------      -----------    -----------     ------------
Operating expenses:
  Operating, general and administrative.......       1,651,353            29,312        1,680,665        188,658        1,869,323
  Depreciation and amortization...............       2,473,082            46,845        2,519,927        141,170        2,661,097
  Option compensation expense.................          40,978                --           40,978             --           40,978
  Corporate expense charges...................          55,243               707           55,950         12,088           68,038
                                                   -----------          --------      -----------    -----------     ------------
    Total operating expenses..................       4,220,656            76,864        4,297,520        341,916        4,639,436
                                                   -----------          --------      -----------    -----------     ------------
Loss from operations..........................        (971,434)          (27,112)        (998,546)       (62,211)      (1,060,757)
Interest expense..............................      (1,099,769)          (24,381)      (1,124,150)      (153,658)      (1,277,808)
Interest income...............................           7,348               (49)           7,299             (1)           7,298
Other expense.................................         (31,729)              (77)         (31,806)          (477)         (32,283)
                                                   -----------          --------      -----------    -----------     ------------
Loss before minority interest in loss of
  subsidiary..................................      (2,095,584)          (51,619)      (2,147,203)      (216,347)      (2,363,550)
Minority interest in loss of subsidiary (Note
  C)..........................................       1,186,602            28,435        1,215,037        122,971        1,338,008
                                                   -----------          --------      -----------    -----------     ------------
Net loss......................................     $  (908,982)         $(23,184)     $  (932,166)   $   (93,376)    $ (1,025,542)
                                                   ===========          ========      ===========    ===========     ============
Loss per common share, basic and diluted (Note
  D)..........................................                                                                       $      (3.99)
                                                                                                                     ============
Weighted-average common shares outstanding,
  basic and diluted (Note E)..................                                                                        257,137,348
                                                                                                                     ============
OTHER FINANCIAL DATA:
EBITDA (Note F)...............................     $ 1,469,919          $ 19,656      $ 1,489,575    $    78,482     $  1,568,057
EBITDA margin (Note G)........................            45.2%             39.5%            45.2%          28.1%            43.8%
Adjusted EBITDA (Note H)......................     $ 1,597,869          $ 20,440      $ 1,618,309    $    91,047     $  1,709,356
Cash flows from operating activities..........       1,131,210            84,112        1,215,322         48,363        1,263,685
Cash flows used in investing activities.......      (4,053,968)          (38,924)      (4,092,892)      (154,733)      (4,247,625)
Cash flows from (used in) financing
  activities..................................       2,919,754           (79,321)       2,840,433        107,727        2,948,160
Capital expenditures..........................       2,825,126            93,951        2,919,077        156,128        3,075,205
Cash interest expense.........................                                                                          1,006,804
Total debt to EBITDA..........................                                                                                9.0x
Total debt to adjusted EBITDA.................                                                                                8.3
EBITDA to cash interest expense...............                                                                                1.6
EBITDA to interest expense....................                                                                                1.2
Deficiency of earnings to cover fixed charges
  (Note I)....................................                                                                       $  2,363,550
OPERATING DATA (AT END OF PERIOD, EXCEPT FOR
  AVERAGE):
Homes passed (Note J).........................                                         10,225,000        955,924       11,180,924
Basic customers (Note K)......................                                          6,350,900        511,279        6,862,179
Basic penetration (Note L)....................                                               62.1%          53.5%            61.4%
Premium units (Note M)........................                                          4,939,100        718,288        5,657,388
Premium penetration (Note N)..................                                               77.8%         140.5%            82.4%
Average monthly revenue per basic customer
  (Note O)....................................                                                                             $43.46

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     NOTE A: Pro forma operating results for Charter Communications, Inc. consist of the following (dollars in thousands):

                                                           HISTORICAL
                                                      --------------------
                                                           12/31/2000
                                                            CHARTER            PRO FORMA
                                                      COMMUNICATIONS, INC.    ADJUSTMENTS       TOTAL
                                                      --------------------    -----------    -----------
Revenues............................................      $ 3,249,222          $     --      $ 3,249,222
                                                          -----------          --------      -----------
Operating expenses:
  Operating, general and administrative.............        1,651,353                --        1,651,353
  Depreciation and amortization.....................        2,473,082                --        2,473,082
  Option compensation expense.......................           40,978                --           40,978
  Corporate expense charges.........................           55,243                --           55,243
                                                          -----------          --------      -----------
    Total operating expenses........................        4,220,656                --        4,220,656
                                                          -----------          --------      -----------
Loss from operations................................         (971,434)               --         (971,434)
Interest expense....................................       (1,059,130)          (40,639)(a)   (1,099,769)
Interest income.....................................            7,348                --            7,348
Other expense.......................................          (31,729)               --          (31,729)
                                                          -----------          --------      -----------
Loss before minority interest in loss of
  subsidiary........................................       (2,054,945)          (40,639)      (2,095,584)
Minority interest in loss of subsidiary.............        1,226,295           (39,693)(b)    1,186,602
                                                          -----------          --------      -----------
Net loss............................................      $  (828,650)         $(80,332)     $  (908,982)
                                                          ===========          ========      ===========

---------------
(a) Represents an increase in interest expense of $17.8 million related to the borrowings on the Charter Holdings 2000 senior bridge loan facility and the application of substantially all of such borrowings to repay a portion of the amounts outstanding under the Charter Operating and Falcon revolving credit facilities. In addition, represents an increase in interest expense of $48.8 million related to the January 2001 Charter Holdings notes and a decrease in interest expense of $26.0 million related to the Charter Communications, Inc. convertible senior notes. (dollars in millions):

                                                                  INTEREST
                            DESCRIPTION                            EXPENSE
                            -----------                           ---------
    $1.0 billion of Charter Holdings 2000 senior bridge loan at
      a weighted average rate of 10.85%.........................   $  67.8
    Amortization of debt issuance costs.........................       1.6
                                                                   -------
        Total pro forma interest expense........................      69.4
        Less: Historical interest expense on $957.0 million
              Charter Operating and Falcon revolving credit
              facilities at a composite rate of 8.6%............     (51.6)
                                                                   -------
          Adjustment............................................               $ 17.8
    $900.0 million of 10.750% senior notes......................      96.7
    $500.0 million of 11.125% senior notes......................      55.6
    $675.0 million of 13.500% senior discount notes.............      49.6
    Amortization of debt issuance costs.........................       3.6
                                                                   -------
        Total pro forma interest expense........................     205.5
        Less -- interest expense on debt repaid.................    (156.7)
                                                                   -------
          Adjustment............................................                 48.8
    $750.0 million of 5.75% senior notes........................      35.9
    Amortization of debt issuance costs.........................       4.9
                                                                   -------
        Total pro forma interest expense........................      40.8
        Less -- interest expense on debt repaid.................     (66.8)
                                                                   -------
          Adjustment............................................                (26.0)
                                                                               ------
             Total interest expense adjustment..................               $ 40.6
                                                                               ======

(b) Represents an adjustment to minority interest in loss of subsidiary to reflect the allocation of 56.8% of the pro forma loss to minority interest.

     NOTE B: Pro forma operating results for our 2000 and pending acquisitions consist of the following (dollars in thousands):

                                                           NINE MONTHS ENDED SEPTEMBER 30, 2000
                                                     -------------------------------------------------
                                                              2000 ACQUISITIONS -- HISTORICAL
                                                     -------------------------------------------------
                                                     BRESNAN(a)   KALAMAZOO(b)    OTHER(c)     Total
                                                     ----------   ------------    --------    --------
Revenues...........................................   $37,102       $14,151       $ 3,187     $ 54,440
                                                      -------       -------       -------     --------
Operating expenses:
  Operating, general and administrative............    24,925         8,437         2,759       36,121
  Depreciation and amortization....................     8,095         1,640           777       10,512
  Corporate expense charges........................     1,389           318           112        1,819
                                                      -------       -------       -------     --------
    Total operating expenses.......................    34,409        10,395         3,648       48,452
                                                      -------       -------       -------     --------
Income (loss) from operations......................     2,693         3,756          (461)       5,988
Interest expense...................................    (9,566)           --        (1,565)     (11,131)
Interest income....................................        44         3,365             2        3,411
Other expense......................................      (106)         (131)           (1)        (238)
                                                      -------       -------       -------     --------
Income (loss) before income taxes..................   $(6,935)      $ 6,990       $(2,025)    $ (1,970)
                                                      =======       =======       =======     ========

                                                        NINE MONTHS ENDED SEPTEMBER 30, 2000
                                     --------------------------------------------------------------------------
                                                                 2000 ACQUISITIONS
                                     --------------------------------------------------------------------------
                                                                            PRO FORMA
                                                  -------------------------------------------------------------
                                     HISTORICAL   ACQUISITIONS(d)   DISPOSITIONS(e)   ADJUSTMENTS       TOTAL
                                     ----------   ---------------   ---------------   -----------      --------
Revenues...........................   $ 54,440         $556             $(5,244)       $     --        $ 49,752
                                      --------         ----             -------        --------        --------
Operating expenses:
  Operating, general and
    administrative.................     36,121          415              (2,608)         (4,616)(f)      29,312
  Depreciation and amortization....     10,512          107                (495)         36,721(g)       46,845
  Corporate expense charges........      1,819           47                (127)         (1,032)(f)         707
                                      --------         ----             -------        --------        --------
         Total operating
           expenses................     48,452          569              (3,230)         31,073          76,864
                                      --------         ----             -------        --------        --------
Income (loss) from operations......      5,988          (13)             (2,014)        (31,073)        (27,112)
Interest expense...................    (11,131)          (8)                 --         (13,242)(h)     (24,381)
Interest income....................      3,411           --                  --          (3,460)(i)         (49)
Other income (expense).............       (238)          10                  55              96(j)          (77)
                                      --------         ----             -------        --------        --------
Loss before income taxes and,
  minority interest in loss of
  subsidiary.......................     (1,970)         (11)             (1,959)        (47,679)        (51,619)
Income tax benefit.................         --            5                  --              (5)(k)          --
Minority interest in loss of
  subsidiary.......................         --           --                  --          28,435(l)       28,435
                                      --------         ----             -------        --------        --------
Net loss...........................   $ (1,970)        $ (6)            $(1,959)       $(19,249)       $(23,184)
                                      ========         ====             =======        ========        ========

                                                          YEAR ENDED DECEMBER 31, 2000
                                        ----------------------------------------------------------------
                                                              PENDING ACQUISITION
                                        ----------------------------------------------------------------
                                                                   PRO FORMA
                                        ----------------------------------------------------------------
                                             AT&T
                                        TRANSACTIONS(m)    DISPOSITIONS(n)    ADJUSTMENTS        TOTAL
                                        ---------------    ---------------    -----------      ---------
Revenues..............................     $316,133           $(36,428)        $      --       $ 279,705
                                           --------           --------         ---------       ---------
Operating expenses:
  Operating, general and
    administrative....................      208,048            (19,390)               --         188,658
  Depreciation and amortization.......      130,291             (6,848)           17,727(o)      141,170
  Corporate expense charges...........       12,088                 --                --          12,088
                                           --------           --------         ---------       ---------
         Total operating expenses.....      350,427            (26,238)           17,727         341,916
                                           --------           --------         ---------       ---------
Income (loss) from operations.........      (34,294)           (10,190)          (17,727)        (62,211)
Interest expense......................          (63)                --          (153,595)(p)    (153,658)
Interest income.......................           --                 (1)               --              (1)
Other income (expense)................         (491)                14                --            (477)
                                           --------           --------         ---------       ---------
Loss before income taxes and minority
  interest in loss of subsidiary......      (34,848)           (10,177)         (171,322)       (216,347)
Income tax benefit....................           78                 --               (78)(k)          --
Minority interest in loss of
  subsidiary..........................           --                 --           122,971(q)      122,971
                                           --------           --------         ---------       ---------
Net loss..............................     $(34,770)          $(10,177)        $ (48,429)      $ (93,376)
                                           ========           ========         =========       =========


---------------
(a) Represents the results of operations of Bresnan for the period from January 1, 2000 to February 14, 2000, the date of acquisition.

(b) Represents the results of operations of Kalamazoo for the period from January 1, 2000 to September 7, 2000, the date of acquisition.

(c) Represents the historical results of operations of Capital Cable and Farmington for the period from January 1, 2000 through April 1, 2000, the date of these acquisitions, and of Interlake for the period from January 1, 2000 through January 31, 2000, the date of that acquisition.

(d) Represents the historical results of operations for the period from January 1, 2000 through the date of purchase for an acquisition completed by Bresnan. This acquisition was accounted for using the purchase method of accounting. The purchase price was $36.2 million and the transaction closed in January 2000.

(e) Represents the results of operations of a North Dakota cable system sold in December 2000, and the results of operations of an Indiana cable system that we did not transfer at the time of the InterMedia closing because some of the necessary regulatory approvals were still pending. This Indiana system was transferred in March 2000. No material gain or loss occurred on the dispositions as these systems were recently acquired and recorded at fair value at that time.

(f) Reflects a reclassification of expenses representing corporate expenses that would have occurred at Charter Investment, Inc. totaling $0.2 million. The remaining adjustment primarily relates to the elimination of severance and divestiture costs of $3.8 million and an adjustment for loss contracts of $0.6 million that were included in operating, general and administrative expense. Also represents the elimination of termination benefits of $1.2 million paid in connection with the Bresnan acquisition included in corporate expense charges.

(g) Represents additional depreciation and amortization as a result of our acquisitions completed in 2000. A large portion of the purchase price was allocated to franchises

     ($3.0 billion) that are amortized over 15 years. The adjustment to depreciation and amortization expense consists of the following (dollars in millions):

                                                         WEIGHTED AVERAGE   DEPRECIATION/
                                           FAIR VALUE      USEFUL LIFE      AMORTIZATION
                                           ----------    ----------------   -------------
Franchises...............................   $2,982.0            15              $35.4
Cable distribution systems...............      325.7             8               10.3
Land, buildings and improvements.........       10.2            10                0.4
Vehicles and equipment...................       16.8             3                1.2
                                                                                -----
     Total depreciation and amortization.................................        47.3
     Less -- historical depreciation and amortization....................       (10.6)
                                                                                -----
          Adjustment.....................................................       $36.7
                                                                                =====

(h) Reflects additional interest expense on borrowings, which were used to finance the 2000 acquisitions as follows (dollars in millions):

                        DESCRIPTION                           INTEREST EXPENSE
                        -----------                           ----------------
$631.2 million of credit facilities at a composite current
  rate of 8.4% -- Bresnan...................................       $  6.6
$361.0 million of January 2000 Charter Holdings notes used
  to refinance Bresnan 8.0% senior notes and 9.25% senior
  discount notes at composite rate of 10.55%................          4.7
Interest expense on additional borrowings used to finance
  other acquisitions at a composite current rate of 8.8%....         13.0
                                                                   ------
     Total pro forma interest expense.......................         24.3
     Less -- historical interest expense from acquired
      companies.............................................        (11.1)
                                                                   ------
       Adjustment...........................................       $ 13.2
                                                                   ======

      An increase in the interest rate of 0.125% on all variable rate debt would result in an increase in interest expense of $7.3 million.

(i) Represents interest income on a historical related party receivable that was retained by the seller.

(j) Represents the elimination of gain (loss) on sale of cable systems whose results of operations have been eliminated in (e) above.

(k) Reflects the elimination of income tax benefit as a result of expected recurring future losses. The losses will not be tax benefited and no net deferred tax assets will be recorded.

(l) Represents the allocation of losses to the minority interest in loss of subsidiary based on ownership of Charter Communications Holding Company and the 2% accretion of the preferred membership units in an indirect subsidiary of Charter Holdings issued to certain Bresnan sellers.

(m) Represents the results of operations of the systems to be acquired in the pending AT&T transactions for the year ended December 31, 2000.

(n) Represents the results of operations of the Charter systems to be transferred to AT&T in connection with the pending AT&T transactions. No material gain or loss occurred on the dispositions as these systems were recently acquired and recorded at fair value at that time.

(o) Represents additional depreciation and amortization as a result of the pending AT&T transactions. A large portion of the purchase price was allocated to franchises ($1.3 billion) that are amortized over 15 years. The adjustment to depreciation and amortization expense consists of the following (dollars in millions):

                                                         WEIGHTED AVERAGE   DEPRECIATION/
                                           FAIR VALUE      USEFUL LIFE      AMORTIZATION
                                           ----------    ----------------   -------------
Franchises...............................   $1,306.9            15             $  87.1
Cable distribution systems...............      392.1             7                56.0
Buildings and equipment..................       34.1             7                 4.9
                                                                               -------
     Total depreciation and amortization.................................        148.0
     Less -- historical depreciation and amortization....................       (130.3)
                                                                               -------
          Adjustment.....................................................      $  17.7
                                                                               =======

(p) Reflects additional interest expense on borrowings which will be used to finance the pending AT&T transactions as follows (dollars in millions):

$1.1 billion of bridge loan facility at composite current
  rate of 14.41%............................................  $152.1
Amortization of debt issuance costs.........................     1.6
                                                              ------
          Total proforma interest expense...................   153.7
          Less -- historical interest expense from acquired
           companies........................................    (0.1)
                                                              ------
               Adjustment...................................  $153.6
                                                              ======

     We have received commitments related to the bridge loan facility which will not close unless specified conditions are satisfied. If we are unable to close on this bridge loan facility, we would be required to find alternative financing for a portion of the pending AT&T transactions. An increase in the interest rate of 0.125% on this debt would result in an increase in interest expense of $1.3 million.

(q) Represents the allocation of 56.8% of the losses to the minority interest in loss of subsidiary.

     NOTE C: Represents the allocation of losses to the minority interest in loss of subsidiary based on ownership of Charter Communications Holding Company and the 2% accretion of the preferred membership units in an indirect subsidiary of Charter Holdings issued to certain Bresnan sellers. These membership units are exchangeable on a one-for-one basis for shares of Class A common stock of Charter Communications, Inc.

     NOTE D:   Basic and diluted loss per common share equals net loss divided by weighted average common shares outstanding. Basic and diluted loss per common share assumes none of the membership units of Charter Communications Holding Company or preferred membership units in a subsidiary of Charter Holdings held by certain Bresnan sellers as of December 31, 2000, are exchanged for shares of Charter Communications, Inc. Class A common stock, none of the October and November 2000 convertible senior notes are converted into shares of Charter Communications, Inc. Class A common stock and none of the outstanding options to purchase membership units of Charter Communications Holding Company that are automatically exchanged for Charter Communications, Inc. Class A common stock are exercised. If the membership units were exchanged, notes converted or options exercised, the effects would be antidilutive.

                                                              FOR THE YEAR
                                                                 ENDED
                                                              DECEMBER 31,
                                                                  2000
                                                              ------------
Converted loss per Class A common share.....................  $      (3.81)
                                                              ============
Weighted average Class A common shares
  outstanding -- converted..................................   620,449,571
                                                              ============

     Converted loss per common share assumes all common membership units of Charter Communications Holding Company and preferred membership units in an indirect subsidiary of Charter Holdings held by certain Bresnan sellers as of December 31, 2000, are exchanged for Charter Communications, Inc. Class A common stock. If all these shares are exchanged, minority interest would equal zero. Converted loss per common share is calculated by dividing loss before minority interest by the weighted average common shares outstanding -- converted. Weighted average common shares outstanding -- converted assumes all of the common membership units in Charter Communications Holding Company totaling 324,300,479 and 39,011,744 preferred membership units in a subsidiary of Charter Holdings held by certain Bresnan sellers are exchanged for Charter Communications, Inc. Class A common stock. Converted loss per Class A common share assumes no conversion of the convertible senior notes and no exercise of any options.

     NOTE E:   Represents historical weighted average shares outstanding for the year ended December 31, 2000, plus shares issued to sellers in the Kalamazoo acquisition and the pending AT&T transactions, assuming such shares were outstanding for the entire year.

     NOTE F: EBITDA represents earnings (loss), interest, income taxes, depreciation and amortization, and minority interest. EBITDA is presented because it is a widely accepted financial indicator of a cable company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating, investing or financing activities, as determined in accordance with generally accepted accounting principles. EBITDA should also not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, because EBITDA is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Management's discretionary use of funds depicted by EBITDA may be limited by working capital, debt service and capital expenditure requirements and by restrictions related to legal requirements, commitments and uncertainties.

     NOTE G:  EBITDA margin represents EBITDA as a percentage of revenues.

     NOTE H: Adjusted EBITDA means EBITDA before option compensation expense, corporate expense charges and other expense. Adjusted EBITDA is presented because it is a widely accepted indicator of a cable company's ability to service indebtedness. However, adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating, investing or financing activities, as determined in accordance with generally accepted accounting principles. Adjusted EBITDA should also not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, because adjusted EBITDA is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Management's discretionary use of funds depicted by adjusted EBITDA may be limited by working capital, debt service and capital expenditure requirements and by restrictions related to legal requirements, commitments and uncertainties.

     NOTE I: Earnings include net income (loss) plus fixed charges. Fixed charges consist of interest expense and an estimated interest component of rent expense.

     NOTE J: Homes passed are the number of living units, such as single residence homes, apartments and condominium units, passed by the cable distribution network in a given cable system service area.

     NOTE K:  Basic customers are customers who receive basic cable service.

     NOTE L: Basic penetration represents basic customers as a percentage of homes passed.

     NOTE M: Premium units represent the total number of subscriptions to premium channels.

     NOTE N: Premium penetration represents premium units as a percentage of basic customers.

     NOTE O: Average monthly revenue per basic customer represents revenues divided by twelve divided by the number of basic customers at December 31, 2000.

                                                               UNAUDITED PRO FORMA BALANCE SHEET
                                                                    AS OF DECEMBER 31, 2000
                                                      ----------------------------------------------------
                                                            CHARTER            PENDING
                                                      COMMUNICATIONS, INC.   ACQUISITIONS
                                                            (NOTE A)           (NOTE B)           TOTAL
                                                      --------------------   ------------      -----------
ASSETS
Cash and cash equivalents...........................      $   137,219         $    7,051       $   144,270
Accounts receivable, net............................          217,667             10,405           228,072
Receivable from related party.......................            6,480             (2,206)            4,274
Prepaid expenses and other..........................           77,719                 --            77,719
                                                          -----------         ----------       -----------
    Total current assets............................          439,085             15,250           454,335
Property, plant and equipment.......................        5,267,519            369,899         5,637,418
Franchises..........................................       17,068,702          1,102,117        18,170,819
Other assets........................................          307,028             68,545           375,573
                                                          -----------         ----------       -----------
    Total assets....................................      $23,082,334         $1,555,811       $24,638,145
                                                          ===========         ==========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt.....................................      $        --         $1,055,510       $ 1,055,510
Accounts payable and accrued expenses...............        1,360,661               (961)        1,359,700
Payables to manager of cable systems -- related
  party.............................................               --                 --                --
                                                          -----------         ----------       -----------
    Total current liabilities.......................        1,360,661          1,054,549         2,415,210
Long-term debt......................................       13,105,796                 --        13,105,796
Deferred management fees -- related party...........           13,751                 --            13,751
Other long-term liabilities.........................          285,266               (238)          285,028
Minority interest...................................        5,185,404            100,636         5,286,040
Shareholders' equity................................        3,131,456            400,864         3,532,320
                                                          -----------         ----------       -----------
    Total liabilities and shareholders' equity......      $23,082,334         $1,555,811       $24,638,145
                                                          ===========         ==========       ===========

                 NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET

NOTE A: The pro forma balance sheet for Charter Communications, Inc. consists of the following (dollars in thousands):

                                                                    AS OF DECEMBER 31, 2000
                                                      ---------------------------------------------------
                                                                 CHARTER COMMUNICATIONS, INC.
                                                      ---------------------------------------------------
                                                                              PRO FORMA
                                                           HISTORICAL        ADJUSTMENTS         TOTAL
ASSETS
Cash and cash equivalents...........................      $   130,702        $    6,517(a)    $   137,219
Accounts receivable, net............................          217,667                --           217,667
Receivable from related party.......................            6,480                --             6,480
Prepaid expenses and other..........................           77,719                --            77,719
                                                          -----------        ----------       -----------
    Total current assets............................          432,568             6,517           439,085
Property, plant and equipment.......................        5,267,519                --         5,267,519
Franchises..........................................       17,068,702                --        17,068,702
Other assets........................................          274,777            32,251(a)        307,028
                                                          -----------        ----------       -----------
    Total assets....................................      $23,043,566        $   38,768       $23,082,334
                                                          ===========        ==========       ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses...............      $ 1,367,234        $   (6,573)(a)   $ 1,360,661
                                                          -----------        ----------       -----------
    Total current liabilities.......................        1,367,234            (6,573)        1,360,661
Long-term debt......................................       13,060,455            45,341(a)     13,105,796
Deferred management fees -- related party...........           13,751                --            13,751
Other long-term liabilities.........................          285,266                --           285,266
Redeemable securities...............................        1,104,327        (1,104,327)(b)            --
Minority interest...................................        4,089,329         1,096,075(b)      5,185,404
Shareholders' equity................................        3,123,204             8,252(b)      3,131,456
                                                          -----------        ----------       -----------
    Total liabilities and shareholders' equity......      $23,043,566        $   38,768       $23,082,334
                                                          ===========        ==========       ===========

---------------

(a) Represents the issuance and sale of the January 2001 Charter Holdings notes and the application of the net proceeds, as follows (dollars in millions):

                        DESCRIPTION
                        -----------
10.750% senior notes........................................  $ 899.2
11.125% senior notes........................................    500.0
13.500% senior discount notes...............................    350.6
                                                              -------
     Total pro forma long-term debt.........................  1,749.8
     Less -- historical long-term debt:
       Charter Holdings, 2000 senior bridge loan facility...   (272.5)
       Charter Operating revolving credit facility..........   (877.0)
       Falcon revolving credit facility.....................   (485.0)
       Fanch revolving credit facility......................    (70.0)
                                                              -------
          Adjustment........................................  $  45.3
                                                              =======

     Also represents an adjustment to accounts payable and accrued expense to pay $6.6 million of accrued and unpaid interest, the addition to other assets of $32.3 million of underwriting discounts and commissions and estimated expenses incurred in connection with the issuance and sale of the January 2001 Charter Holdings notes and the application of the remaining net proceeds of $6.5 million to cash and cash equivalents for general corporate purposes.


(b) The Falcon and Bresnan sellers who acquired Charter Communications Holding Company membership units or, in the case of Bresnan, additional equity interests in one of our subsidiaries, in connection with these respective acquisitions may have had rescission rights against Charter Communications, Inc. or Charter Communications Holding Company arising out of possible violations of Section 5 of the Securities Act, in connection with the offers and sales of those equity interests. Accordingly, the maximum cash obligations related to the possible rescission rights, estimated at $1.1 billion as of December 31, 2000, has been excluded from shareholders' equity and minority interest, and classified as redeemable securities. These rescission rights expired in February 2001 without these parties requesting repurchase of their securities. As a result, the redeemable securities were reclassed to minority interest and shareholders' equity.


NOTE B: The pro forma balance sheet for our pending acquisitions consists of the following (dollars in thousands):

                                                           AS OF DECEMBER 31, 2000
                                    ---------------------------------------------------------------------
                                            AT&T
                                      TRANSACTIONS(a)       DISPOSITIONS(b)    ADJUSTMENTS       TOTAL
                                    --------------------    ---------------    -----------     ----------
ASSETS
Cash and cash equivalents.........       $    7,401            $    (350)      $       --      $    7,051
Accounts receivable, net..........           10,986                 (581)              --          10,405
Receivable from related party.....               --               (2,206)              --          (2,206)
Prepaid expenses and other........              321                 (321)              --              --
                                         ----------            ---------       ----------      ----------
    Total current assets..........           18,708               (3,458)              --          15,250
Property, plant and equipment.....          426,247              (56,348)              --         369,899
Franchises........................        1,300,289             (204,768)           6,596(c)    1,102,117
Other assets......................           53,146                 (194)          15,593(d)       68,545
                                         ----------            ---------       ----------      ----------
    Total assets..................       $1,798,390            $(264,768)      $   22,189      $1,555,811
                                         ==========            =========       ==========      ==========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Short-term debt...................       $      417            $      --       $1,055,093(e)   $1,055,510
Accounts payable and accrued
  expenses........................           14,569              (15,530)              --            (961)
Payables to manager of cable
  systems -- related party........          132,842                   --         (132,842)(f)          --
                                         ----------            ---------       ----------      ----------

                                                           AS OF DECEMBER 31, 2000
                                    ---------------------------------------------------------------------
                                            AT&T
                                      TRANSACTIONS(a)       DISPOSITIONS(b)    ADJUSTMENTS       TOTAL
                                    --------------------    ---------------    -----------     ----------
    Total current liabilities.....          147,828              (15,530)         922,251       1,054,549
Other long-term liabilities.......               --                 (238)              --            (238)
Minority interest.................               --                   --          100,636(g)      100,636
Shareholders' equity..............        1,650,562             (249,000)      (1,000,698)(h)     400,864
                                         ----------            ---------       ----------      ----------
    Total liabilities and
      shareholders' equity........       $1,798,390            $(264,768)      $   22,189      $1,555,811
                                         ==========            =========       ==========      ==========

---------------
(a) Represents the assets and liabilities of the systems to be acquired in the pending AT&T transactions as of December 31, 2000.

(b) Represents the assets and liabilities of the Charter Systems to be transferred to AT&T in connection with the pending AT&T transactions as of December 31, 2000.

(c) Substantial amounts of the purchase price have been allocated to franchises based on estimated fair values. This results in an allocation of purchase price as follows (dollars in thousands):

                                                                 AT&T
                                                              ----------
Working capital.............................................  $    3,722
Property, plant, and equipment..............................     426,247
Franchises..................................................   1,306,885
Other.......................................................      53,146
                                                              ----------
                                                              $1,790,000
                                                              ==========

(d) Represents estimated expenses expected to be paid in connection with the issuance of a bridge loan facility expected to close in connection with the pending AT&T transactions.

(e) Represents a bridge loan facility for which we have received commitments but will not close unless specified closing conditions are satisfied. Because certain closing conditions are not under our control, the facility is classified as short-term debt. If we are unable to close on this new bridge loan, we would be required to find alternative financing for a portion of the pending AT&T transactions.

(f) Represents liabilities retained by the seller.

(g) Adjusts minority interest to reflect the loss on issuance of equity by Charter Communications Holding Company of $100.6 million (see (h) below).

(h) Represents the following adjustment related to the pending AT&T transactions:

Issuance of Class A common stock............................  $   501,500
Fair value of assets transferred............................      249,000
  Less: Historical equity...................................   (1,650,562)
  Less: Loss on issuance of equity of Charter Communications
    Holding Company.........................................     (100,636)
                                                              -----------
         Adjustment.........................................  $(1,000,698)
                                                              ===========

    We have estimated that 23.7 million shares will be issued. The number of shares to be issued will vary based upon fluctuations in Charter Communications, Inc.'s stock price. A one dollar increase in the stock price of Charter Communications, Inc. would increase minority interest and decrease shareholders' equity by $8.2 million. A one dollar decrease in the stock price would decrease minority interest and increase shareholders' equity by $9.0 million.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

     The debt securities will be issued under one or more separate indentures between us and an institution to be named in the applicable prospectus supplement as trustee. The debt securities will be either senior debt securities or senior subordinated debt securities and may or may not be convertible into shares of our Class A common stock or preferred stock. Senior debt securities will be issued under a senior indenture and senior subordinated debt securities will be issued under a senior subordinated indenture. Convertible debt securities will be issued under a senior convertible indenture or a senior subordinated convertible indenture. Together, the senior indenture, the senior subordinated indenture, the senior convertible indenture and the senior subordinated convertible indenture are called indentures. In order to issue certain types of debt securities it may be necessary to obtain the consent of the lenders under our subsidiaries' credit facilities.

     We have summarized selected provisions of the indentures below. The summary is not complete. We have also filed the forms of the indentures as exhibits to the registration statement of which this prospectus forms a part. You should read the indentures for provisions that may be important to you before you buy any debt securities.

GENERAL TERMS OF DEBT SECURITIES


     The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be structurally subordinated in the right of payment to all liabilities (including trade payables) of our subsidiaries. Our subsidiaries have a substantial amount of existing debt and will incur substantial additional amounts of debt in the future. The debt securities issued under any indenture may be issued in one or more series. Each indenture may provide that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. The indentures may provide that any trustee under any indenture may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to that series.


     If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of those trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as may otherwise be indicated in an applicable prospectus supplement, any action described in the applicable prospectus supplement to be taken by the trustee may be taken by each of those trustees only with respect to the one or more series of debt securities for which it is trustee.

     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering and that series. The specific terms relating to the offering and the series will be established in an officer's certificate or a supplemental indenture which will be signed at the time of issuance and will contain important information. The officer's certificate or supplemental indenture will be filed as an exhibit to a Current Report on Form 8-K of Charter Communications, Inc. The Current Report on Form 8-K will be publicly available. The terms established in an officer's certificate or a supplemental indenture will contain some or all of the following and may include other terms:

     - the title of the debt securities;

     - any limit on the aggregate principal amount, or, in the case of original issue discount notes, aggregate principal amount at maturity, of the debt securities;

     - with respect to any original issue discount notes, the rate of accretion and the method of calculating, on any date of determination, the accreted value of such notes;

     - the date or dates on which the principal of and any premium on the debt securities will be payable;

     - if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

     - if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for the interest payment dates and the basis upon which interest will be calculated;

     - the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

     - if we will have the right to defer any payment of principal of, any premium or interest on the debt securities, the number of times we may invoke such right and the maximum length of the deferral period;

     - if we will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

     - the terms and conditions of any provisions obligating us or permitting a holder to require us to redeem or purchase all or any portion of the debt securities prior to final maturity;

     - the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars;

     - whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

     - any additions or changes to the events of default in the respective indentures;

     - the percentage of the principal amount of debt held by the holders necessary to require the trustee to take action;

     - in the case of the senior indenture or senior subordinated indenture, any terms, conditions or restrictions upon the issuance of additional debt;

     - in the case of the senior indenture or senior subordinated indenture, any terms, conditions or restrictions on investments, dividends or distribution on any capital stock;

     - any additions, deletions or changes with respect to the other covenants in the respective indentures;

     - any additions, deletions or changes with respect to the default provisions in the respective indentures;

     - the terms and conditions, if any, upon which the debt securities may be convertible into Class A common stock or preferred stock;

     - the denominations of the debt securities if other than $1,000 and multiples of $1,000;

     - the applicability of the legal defeasance and covenant defeasance provisions of the applicable indenture;

     - provisions relating to the modification of the terms of the indentures;

     - any subordination provisions; and

     - any other terms of the debt securities consistent with the provisions of the applicable indenture.

     Debt securities may be issued under the indentures as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

     Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and multiples of $1,000.

FORM, EXCHANGE AND TRANSFER

     Unless we designate otherwise, we will pay principal, interest and any premium on fully registered securities in New York, New York. Unless otherwise provided in a prospectus supplement, we will make interest payments by check mailed or wire transfer to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. We will make debt securities payments in other forms at a place we designate and specify in a prospectus supplement. You may transfer or exchange fully registered debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for these purposes, without having to pay any service charge except for any tax or governmental charge.

GLOBAL CERTIFICATES

     The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depository identified in a prospectus supplement.

     The specific terms of the depository arrangements with respect to any debt securities of a series will be described in a prospectus supplement.

     Unless otherwise specified in a prospectus supplement, debt securities issued in the form of a global certificate to be deposited with a depository will be represented by a global certificate registered in the name of the depository or its nominee. Upon the issuance of a global certificate in registered form, the depository for the global certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global certificate to the accounts of institutions that have accounts with the depository or its nominee. The depository or its nominee are referred to in this prospectus as participants. The accounts to be credited shall be designated by the underwriters or agents of the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the global certificate. Ownership of beneficial interests in a global certificate by persons that hold through participants will be shown on, and the transfer of that ownership interest within a participant will be effected only through, records maintained by that participant. The laws of some jurisdictions require that some purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global certificate.

     So long as the depository for a global certificate in registered form, or its nominee, is the registered owner of the global certificate, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by the global certificate for all purposes under the indentures. Except as set forth below, owners of beneficial interests in a global certificate will not be entitled to have debt securities of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders of the global certificate under the applicable indenture.

     Payment of principal of, premium, if any, and any interest on debt securities of a series registered in the name of or held by a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner or the holder of a global certificate representing the debt securities. None of us, the trustee, any paying agent, any conversion agent, or the applicable registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate for debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global certificate as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in street name, and those payments will be the responsibility of the participants. However, we have no control over the practices of the depository and/or the participants, and there can be no assurance that these practices will not be changed or that our expectations will be fulfilled.

     Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally not be transferred as a whole unless it is being transferred to particular nominees of the depository.

     Unless otherwise stated in any prospectus supplement, an institution to be named in the applicable prospectus supplement will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the depository and its participants.

CERTAIN COVENANTS

     Under the indentures, we will be required to:

     - pay the principal, interest and any premium on the debt securities when due;

     - maintain a place where you can surrender debt securities and serve us notices and demands;

     - deliver to the trustee at the end of each fiscal year a report reviewing our obligations under the indentures;

     - deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or any premium; and

     - unless otherwise provided in a prospectus supplement, repurchase the debt securities upon a change of control (as defined in the indentures) on the terms and conditions set forth therein.

     As will be described in the applicable prospectus supplement, the senior indenture and the subordinated indenture may provide that we and our subsidiaries will be restricted from taking certain action with respect to:

     - asset sales;

     - making distribution, dividends and certain other payments;

     - making certain investments;

     - incurring certain indebtedness and issuing certain preferred stock;

     - incurring or creating certain liens;

     - permitting certain restrictions on the ability of our subsidiaries to make dividend payments, loans or advances or transfer properties or assets to us or any of our subsidiaries;

     - transactions with affiliates;

     - sale and leaseback transactions; and

     - issuances of guarantees of indebtedness.

     An indenture may or may not include other covenants which will be described in the applicable prospectus supplement.

EVENTS OF DEFAULT

     Under the indentures, unless a prospectus supplement provides otherwise, each of the following is an event of default:

     - failure to pay the principal or any premium on any debt security when due;

     - failure to pay interest on any debt security for 30 days;

     - failure to perform certain covenants related to a change of control, merger, consolidation or sale of assets;

     - failure to perform any other covenant in the indenture that continues for 30 days after being given written notice as provided in the indenture;

     - a default by us or any of our significant subsidiaries under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our significant subsidiaries (or the payment of which is guaranteed by us or any of our significant subsidiaries) whether such indebtedness or guarantee now exists, or is created after the issue date, if that default:

        (A) is caused by a failure to pay at final stated maturity the principal amount on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default, a "payment default"; or

        (B) results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount or accreted value of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100 million or more;

     - certain events of bankruptcy, insolvency or reorganization involving us or a significant subsidiary; or

     - any other event of default included in any indenture or supplemental indenture.

     As used above, the term "significant subsidiary" has the meaning ascribed to it in Regulation S-X under the Exchange Act.

     An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under an indenture.

     Unless a prospectus supplement provides otherwise, in the case of an event of default arising from events of bankruptcy, insolvency or reorganization with respect to us, all outstanding debt securities of a series will become due and payable immediately without future action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% of the aggregate principal amount or, as the case may be accreted value, of the outstanding debt securities of the series may declare the entire principal amount or, as the case may be accreted value, of that series due and payable immediately. If this happens, the holders of a majority of the aggregate principal amount or, as the case may be, accreted value, of the outstanding debt securities of each series by notice to the applicable trustee, or of 66 2/3% of the aggregate principal amount or, as the case may be, accreted value of the outstanding debt securities of the series present at a meeting of holders held in accordance with the applicable indentures, may on behalf of the holders of all of the debt securities of such series rescind such declaration and its consequences if the rescission does not conflict with any judgement or decree and all events of default with respect to the debt securities of such series have been cured or waived.

     Holders of debt securities may not enforce the indentures except as provided in the indentures. A holder of the debt securities will only have the right to institute a proceeding under the indentures or to see other remedies if:

     - the holder has given written notice to the trustee of a continuing event of default;

     - the holders of at least 25% of the aggregate principal amount or, as the case may be, accreted value, of the outstanding debt securities of that series have made a written request to the trustee;

     - these holders have offered reasonable indemnity to the trustee to institute proceedings as trustee;

     - the trustee has not received written directions inconsistent with the request from the holders of a majority in principal amount, or, as the case may be, accreted value, of the outstanding debt securities of that series; and

     - the trustee does not institute a proceeding within 60 days.

     The applicable trustee will generally give the holders of debt securities notice within 90 days of the occurrence of an event of default known to the trustee. However, the trustee may withhold from holders of the debt securities of the applicable series notice of any continuing default or event of default (except a default or event of default relating to the payment of principal, interest or any premium) if it determines that withholding notice is in such holders' interest.

     We will be required to deliver to each trustee annually a statement regarding our compliance with the indentures.

MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The indentures may limit or restrict our ability to consolidate or merge with or into any other entity or sell all or substantially all of our assets. These limitations or restrictions, if any, will be described in the applicable prospectus supplement, and we expect that they generally will include that we may not, directly or indirectly, (1) consolidate or merge with or into another person (whether or not we are the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets, in one or more related transactions, to another person; unless:

     (A) either:

        (i)  we are the surviving corporation; or

        (ii) the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition will have been made is a person organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that if the person formed by or surviving any such consolidation or merger with us is not a corporation, a corporate co-issuer will also be an obligor with respect to the debt securities;

     (B) the person formed by or surviving any such consolidation or merger (if other than us) or the person to which such sale, assignment, transfer, conveyance or other disposition will have been made assumes all of our obligations under the debt securities and the indentures pursuant to agreements reasonably satisfactory to the trustees;

     (C) immediately after such transaction no default or event of default exists; and

     (D) with respect to certain indentures only, that we or the person formed by or surviving any such consolidation or merger (if other than us) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either be able to incur certain levels of indebtedness under the leverage ratio requirements set forth in the applicable indenture or not exceed our leverage ratio at the time immediately preceding such consolidation or merger.

DEFEASANCE

     As set forth in the applicable prospectus supplement, certain indentures may provide that we may elect either:

     - legal defeasance, whereby we are deemed to have paid the entire indebtedness with respect to the debt securities and are discharged from any and all obligations with respect to the debt securities, except as is otherwise provided in the applicable indenture; or

     - covenant defeasance, whereby we are released from our obligations with respect to certain of our obligations with respect to the debt securities issued under the senior indenture and the subordinated indenture described under "-- Certain Covenants."

     We may defease the debt securities of any series by depositing with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the applicable series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of destroyed, lost, stolen or mutilated debt securities.

     We may only effect such legal defeasance or a covenant defeasance if, among other things, we have delivered to the trustee an opinion of counsel confirming that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance had not occurred. In the case of a legal defeasance such legal opinion must be based on receipt of or publication of a ruling from the Internal Revenue Service or a change in applicable federal income tax law to such effect.

     The prospectus supplement may further describe the provisions if any, permitting this type of legal defeasance or covenant defeasance with respect to debt securities of a particular series.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which a series of debt securities are convertible into Class A common stock, preferred stock or other capital stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include:

     - whether such debt securities are convertible into shares of our Class A common stock or preferred stock;

     - the conversion price (or manner of calculation thereof);

     - the conversion period;

     - provisions as to whether conversion will be at the option of the holders or at our option;

     - the events requiring an adjustment of the conversion price;

     - provisions affecting conversion in the event of the redemption of such debt securities; and

     - any restrictions on conversion.

SENIOR DEBT SECURITIES

     Senior debt securities will be issued under a senior indenture or a senior convertible indenture. Generally, our senior debt securities will rank equally with all of our unsecured and unsubordinated debt. All of the series of senior debt securities will rank equally in right of payment with each other, but will be effectively subordinated to our subsidiaries' indebtedness and other liabilities.

SENIOR SUBORDINATED DEBT SECURITIES

     Subordinated debt securities will be issued under the senior subordinated indenture or the senior subordinated convertible indenture and will be subordinate in right of payment to the extent set forth in the applicable indenture to all existing and future Senior Indebtedness as defined below. In the event of any distribution of our assets in any dissolution, winding down, liquidation or reorganization, payment in full must be made on the Senior Indebtedness before any payment is made on the subordinated debt securities. No payment of principal of, any premium, or interest on the subordinated debt securities will be permitted upon the default in payment of any principal, sinking fund installments, interest due or any other applicable payment obligations on any Senior Indebtedness past any applicable grace period until such default has been remedied. We will also be restricted from making any payment on subordinated debt securities for a period of up to 179 days upon the occurrence of certain other defaults under the Senior Indebtedness.

     "Senior Indebtedness" means the principal of and premium, if any, rent and interest, whether accruing before or after filing of any petition in bankruptcy or any similar proceeding by or against us, on any of our Indebtedness, whether outstanding on the date of issuance of the applicable series of subordinated debt securities or thereafter incurred, assumed or guaranteed; excluding, however:

     - the subordinated debt securities, and

     - any of our Indebtedness which, by its terms or the terms of the instrument creating or evidencing it, is subordinate or equal in right of payment to the subordinated debt securities.

     "Indebtedness", as used in the preceding paragraph means:

     (A) any liability of any person:

        (i)  for borrowed money,

        (ii) evidenced by a note, debenture or similar instrument, or letters of credit;

        (iii) for the payment of money relating to a capital lease obligation, as defined in the applicable subordinated indenture;

        (iv) for certain unpaid and deferred balances of the purchase price of property;

        (v)    under bankers acceptances;

        (vi) representing the notional amount of obligations under any agreement or arrangement designed to protect against fluctuations in interest and currency exchange rates.

     (B) any liability of others described in clause (A) which the person has guaranteed or which is otherwise its legal liability, or which is secured by a lien on the assets of the person;

     (C) any amendment, renewal, extension or refunding of any of this type of liability.

     The subordinated indentures will not limit the amount of additional Indebtedness, including Senior Indebtedness or Indebtedness ranking equally with the subordinated debt securities, which we or any subsidiary can create, incur, assume or guarantee. As a result of these subordination provisions and the requirement that certain payments be paid over to holders of Senior Indebtedness in the event of our insolvency, holders of the subordinated debt securities may recover less ratably than our general creditors.

WAIVER, MODIFICATION AND AMENDMENT OF THE INDENTURES

     Unless otherwise provided in a prospectus supplement, the following is a summary of the waiver, modification and amendment provisions with respect to the indentures.

     Under each indenture, holders of a majority in aggregate principal amount or, as the case may be, accreted value, or the holders of at least 66 2/3% of the principal amount or, as the case may be, accreted value of the outstanding debt securities of that series present at a meeting of the holders held in accordance with the applicable indenture, of the outstanding debt securities of any particular series may waive past defaults with respect to that particular series, except a default in payment of principal, premium or interest or with respect to any indenture provision that cannot be modified without the consent of each holder of the debt securities of the series.

     We may modify certain of our rights and obligations and the rights of the holders with the consent of holders of a majority in aggregate principal amount or, as the case may be, accreted value, or the holders of at least 66 2/3% of the principal amount or, as the case may be, accreted value of the outstanding debt securities of that series present at a meeting of the holders held in accordance with the applicable indenture, of the outstanding debt securities of each series affected by the modification. Additionally, certain limited modifications of the indentures may be made without the necessity of obtaining the consent of the holders of the debt securities. However, a modification or amendment will require the consent of each holder of an outstanding debt security affected if it would:

     - change the stated maturity or principal or interest of a debt security;

     - reduce the principal amount or accreted value of, or any premium or interest on any debt security or reduce the principal amount on any original issue discount;

     - reduce the amount payable upon redemption or mandatory repurchase; except in certain limited circumstances;

     - change the currency of payment on a debt security;

     - make any change that adversely affects the right to convert a debt security;

     - modify the subordination provisions of the subordinated indenture to adversely affect the holders of the subordinated debt securities;

     - reduce the percentage of debt securities referred to above, the holders of which are required to consent to any waiver or amendment; or

     - modify any of the above requirements.

     Certain of the indentures may provide that the consent of each holder of an outstanding debt is securities affected is required for other modifications and amendments.

     Certain of the indentures may provide for convening meetings of the holders of the debt securities to consider matters affecting their interests.

GOVERNING LAW

     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE TRUSTEE

     A prospectus supplement will name the trustee under the indentures. If any trustee becomes a creditor of Charter Communications, Inc., the indentures will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. A trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

     A trustee may resign or be removed by us upon the occurrence of certain events with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of that series.

     The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable trustee, subject to certain exceptions. The indentures will provide that in case an event of default has occurred and is continuing, the applicable trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, a trustee will be under no obligation to exercise any of its rights or powers under the applicable indentures at the request of any holder of debt securities, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

     No director, officer, employee, incorporator or shareholder of Charter Communications, Inc. as such shall have any liability for any obligations of Charter Communications, Inc. under the debt securities or the indentures, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security will waive and release all such liability. The waiver and release will be part of the consideration for issuance of the debt securities at the time of issuance. The waiver may not be effective to waive liabilities under the federal securities laws.

               DESCRIPTION OF CAPITAL STOCK AND MEMBERSHIP UNITS

GENERAL

     Our capital stock and the provisions of our restated certificate of incorporation and bylaws are as described below. These summaries are qualified by reference to the restated certificate of incorporation and the bylaws, copies of which have been filed with the SEC and are incorporated by reference hereto.

     Our authorized capital stock consists of 1.750 billion shares of Class A common stock, par value $.001 per share, 750 million shares of Class B common stock, par value $.001 per share, and 250 million shares of preferred stock, par value $.001 per share.

     Our restated certificate of incorporation and Charter Communications Holding Company's amended and restated limited liability company agreement contain provisions that are designed to cause the number of shares of our common stock that are outstanding to equal the number of common membership units of Charter Communications Holding Company owned by Charter Communications, Inc. and to cause the value of a share of common stock to be equal to the value of a common membership unit. These provisions are meant to allow a holder of our common stock to easily understand the economic interest that such holder's common shares represent of Charter Communications Holding Company's business.

     In particular, provisions in our restated certificate of incorporation provide that:

     (1) at all times the number of shares of our common stock outstanding will be equal to the number of Charter Communications Holding Company common membership units owned by Charter Communications, Inc.;

     (2) Charter Communications, Inc. will not hold any assets other than, among other allowable assets:

          - working capital and cash held for the payment of current obligations and receivables from Charter Communications Holding Company;

          - common membership units of Charter Communications Holding Company;
            and

          - obligations and equity interests of Charter Communications Holding Company that correspond to obligations and equity interests issued by Charter Communications, Inc.;

     (3) Charter Communications, Inc. will not borrow any money or enter into any capital lease unless Charter Communications Holding Company enters into the same arrangements with Charter Communications, Inc. so that Charter Communications, Inc.'s liability flows through to Charter Communications Holding Company.

     Provisions in Charter Communications Holding Company's amended and restated limited liability company agreement provide that upon the contribution by Charter Communications, Inc. of assets acquired through the issuance of common stock by Charter Communications, Inc., Charter Communications Holding Company will issue to Charter Communications, Inc. an equal number of common membership units as Charter Communications, Inc. issued shares of common stock. In the event of the contribution by Charter Communications, Inc. of assets acquired through the issuance of indebtedness or preferred interests of Charter Communications, Inc., Charter Communications Holding Company will issue to Charter Communications, Inc. a corresponding obligation to allow Charter Communications, Inc. to pass through to Charter Communications Holding Company these liabilities or preferred interests.

COMMON STOCK

     As of January 31, 2001, there were 233,768,422 shares of Class A common stock issued and outstanding and 50,000 shares of Class B common stock issued and outstanding. If, as described below, all shares of Class B common stock convert to shares of Class A common stock as a result of dispositions by Mr. Allen and his affiliates, the holders of Class A common stock will be entitled to elect all members of the board of directors, other than any members elected separately by the holders of any preferred shares.

     VOTING RIGHTS. The holders of Class A common stock and Class B common stock generally have identical rights, except:

     - each Class A common shareholder is entitled to one vote per share; and

     - each Class B common shareholder is entitled to a number of votes based on the number of outstanding Class B common stock and Charter Communications Holding Company membership units exchangeable for Class B common stock. For example, Mr. Allen is entitled to ten votes for each share of Class B common stock held by him or his affiliates and ten votes for each membership unit held by him or his affiliates; and

     - the Class B common shareholders have the sole power to vote to amend or repeal the provisions of our restated certificate of incorporation relating to:

        (1) the activities in which Charter Communications, Inc. may engage;

        (2) the required ratio of outstanding shares of common stock to outstanding membership units owned by Charter Communications, Inc.; and

        (3) the restrictions on the assets and liabilities that Charter Communications, Inc. may hold.

     The effect of the provisions described in the final bullet point is that holders of Class A common stock have no right to vote on these matters. These provisions allow Mr. Allen, for example, to amend the restated certificate of incorporation to permit Charter Communications, Inc. to engage in currently prohibited business activities without having to seek the approval of holders of Class A common stock.

     The voting rights relating to the election of Charter Communications, Inc.'s board of directors are as follows:

     - The Class B common shareholders, voting separately as a class, are entitled to elect all but one member of our board of directors.

     - Class A and Class B common shareholders, voting together as one class, are entitled to elect the remaining member of our board of directors who is not elected by the Class B common shareholders.

     - Class A common shareholders and Class B common shareholders are not entitled to cumulate their votes in the election of directors.

     - In addition, Charter Communications, Inc. may issue one or more series of preferred stock that entitle the holders of such preferred stock to elect directors.

     Other than the election of directors and any matters where Delaware law or Charter Communications, Inc.'s restated certificate of incorporation or bylaws requires otherwise, all matters to be voted on by shareholders must be approved by a majority of the votes cast by the holders of shares of Class A common stock and Class B common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock.

     Amendments to Charter Communications, Inc.'s restated certificate of incorporation that would adversely alter or change the powers, preferences or special rights of the Class A common stock or the Class B common stock must be approved by a majority of the votes entitled to be cast by the holders of the outstanding shares of the affected class, voting as a separate class. In addition, the following actions by Charter Communications, Inc. must be approved by the affirmative vote of the holders of at least a majority of the voting power of the outstanding Class B common stock, voting as a separate class:

     - the issuance of any Class B common stock other than to Mr. Allen and his affiliates and other than pursuant to specified stock splits and dividends;

     - the issuance of any stock other than Class A common stock (and other than Class B common stock as described above); and

     - the amendment, modification or repeal of any provision of its restated certificate of incorporation relating to capital stock or the removal of directors.

     Charter Communications, Inc. will lose its rights to manage the business of Charter Communications Holding Company and Charter Investment will become the sole manager of Charter Communications Holding Company if at any time a court holds that the holders of the Class B common stock no longer:

     - have the number of votes per share of Class B common stock described above;

     - have the right to elect, voting separately as a class, all but one member of Charter Communications Inc.'s board of directors, except for any directors elected separately by the holders of preferred stock; or

     - have the right to vote as a separate class on matters that adversely affect the Class B common stock with respect to:

        (1) the issuance of equity securities of Charter Communications, Inc. other than the Class A common stock; or

        (2) the voting power of the Class B common stock.


     These provisions are contained in the amended and restated limited liability company agreement of Charter Communications Holding Company. The Class B common stock could lose these rights if a holder of Class A common stock successfully challenges in a court proceeding the voting rights of the Class B common stock. In any of these circumstances, Charter Communications, Inc. would also lose its 100% voting control of Charter Communications Holding Company as provided in Charter Communications Holding Company's amended and restated limited liability company agreement. These provisions exist to assure Mr. Allen that he will be able to control Charter Communications Holding Company in the event he was no longer able to control Charter Communications, Inc. through his ownership of Class B common stock. These events could have a material adverse impact on our business and the market price of the Class A common stock and the notes.


     DIVIDENDS. Holders of Class A common stock and Class B common stock will share ratably (based on the number of shares of common stock held) in any dividend declared by our board of directors, subject to any preferential rights of any outstanding preferred stock. Dividends consisting of shares of Class A common stock and Class B common stock may be paid only as follows:

     - shares of Class A common stock may be paid only to holders of Class A common stock;

     - shares of Class B common stock may be paid only to holders of Class B common stock; and

     - the number of shares of each class of common stock payable per share of such class of common stock shall be equal in number.

     Our restated certificate of incorporation provides that we may not pay a stock dividend unless the number of outstanding Charter Communications Holding Company common membership units are adjusted accordingly. This provision is designed to maintain the equal value between shares of common stock and membership units and the one-to-one exchange ratio.

     CONVERSION OF CLASS B COMMON STOCK. Each share of outstanding Class B common stock will automatically convert into one share of Class A common stock if, at any time, Mr. Allen or any of his affiliates sells any shares of common stock of Charter Communications, Inc. or membership units of Charter Communications Holding Company and as a result of such sale, Mr. Allen and his affiliates no longer own directly and indirectly common stock and other equity interests in Charter Communications, Inc. and membership units in Charter Communications Holding Company that in total represent at least:

     - 20% of the sum of the values, calculated as of November 12, 1999, of the shares of Class B common stock directly or indirectly owned by Mr. Allen and his affiliates and the shares of Class B common stock for which outstanding Charter Communications Holding Company membership units directly or indirectly owned by Mr. Allen and his affiliates were exchangeable on that date, and

     - 5% of the sum of the values, calculated as of the measuring date, of shares of outstanding common stock and other equity interests in Charter Communications, Inc. and the shares of Charter Communications, Inc. common stock for which outstanding Charter Communications Holding Company membership units are exchangeable on such date.

     These provisions exist to assure that Mr. Allen will no longer be able to control Charter Communications, Inc. if after sales of his equity interests he owns an insignificant economic interest in our business. The conversion of all Class B common stock in accordance with these provisions would not trigger Charter Communications Holding Company's limited liability company agreement provisions described above whereby Charter Communications, Inc. would lose its management rights and special voting rights relating to Charter Communications Holding Company in the event of an adverse determination of a court affecting the rights of the Class B common stock.

     Each holder of a share of Class B common stock has the right to convert such share into one share of Class A common stock at any time on a one-for-one basis. If a Class B common shareholder transfers any shares of Class B common stock to a person other than an authorized Class B common shareholder, these shares of Class B common stock will automatically convert into shares of Class A common stock. Authorized Class B common shareholders are Paul G. Allen, entities controlled by Mr. Allen, Mr. Allen's estate, any organization qualified under
Section 501(c)(3) of the Internal Revenue Code that is Mr. Allen's beneficiary upon his death and certain trusts established by or for the benefit of Mr. Allen. In this context, "controlled" means the ownership of more than 50% of the voting power and economic interest of an entity and "transfer" means the transfer of record or beneficial ownership of any such share of Class B common stock.

     OTHER RIGHTS. Shares of Class A common stock and Class B common stock will be treated equally in the event of any merger or consolidation of Charter Communications, Inc. so that:

     - each class of common shareholders will receive per share the same kind and amount of capital stock, securities, cash and/or other property received by any other class of common shareholders, provided that any shares of capital stock so received may differ in a manner similar to the manner in which the shares of Class A common stock and Class B common stock differ; or

     - each class of common shareholders, to the extent they receive a different kind (other than as described above) or different amount of capital stock, securities, cash and/or other property than that received by any other class of common shareholders, will receive for each share of common stock they hold, stock, securities, cash and/or other property having a value substantially equivalent to that received by such other class of common shareholders.

     Upon Charter Communications, Inc.'s liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to preferred shareholders, if any, all common shareholders, regardless of class, are entitled to share ratably in any assets and funds available for distribution to common shareholders.

     No shares of any class of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.


PREFERRED STOCK


  General

     Charter Communications, Inc.'s board of directors is authorized, subject to the approval of the holders of the Class B common stock, to issue from time to time up to an aggregate of 250 million shares of preferred stock in one or more series and to fix the numbers, powers, designations, preferences, and any special rights of the shares of each such series thereof, including:

     - dividend rights and rates;

     - conversion rights;

     - voting rights;

     - terms of redemption (including any sinking fund provisions) and redemption price or prices;

     - liquidation preferences;

     - the number of shares constituting and the designation of such series; and

     - convertibility or exchangeability for other debt or equity securities.

     There are no shares of preferred stock outstanding. Charter Communications, Inc. has no present plans to issue any shares of preferred stock.

     Charter Communications, Inc. may issue, from time to time, shares of one or more series of preferred stock. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which such general provisions may apply to the series of preferred stock so offered will be described in the prospectus supplement relating to such preferred stock. The following summary of certain provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of Charter Communications, Inc.'s certificate of incorporation.

     DIVIDENDS. Holders of shares of preferred stock shall be entitled to receive, when, as and if declared by the board of directors out of funds of Charter Communications, Inc. legally available therefor, dividends payable in cash or such other property and at such dates and such rates, if any, as may be set forth in the applicable prospectus supplement.

     Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to such preferred stock. Unless otherwise set forth in the applicable prospectus supplement, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the common stock, or any other capital stock of Charter Communications, Inc. ranking junior to or on a parity with the preferred stock of such series as to dividends, nor shall any common stock or any other capital stock of the Company ranking junior to or on a parity with the preferred stock of such series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by Charter Communications, Inc. (except by conversion into or exchange for other capital stock of Charter Communications, Inc. ranking junior to the preferred stock of such series as to dividends) unless

     (1) if such series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period, and

     (2) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

provided, however, that any monies theretofore deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the preferred stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any such junior or parity preferred stock or common stock may be converted into or exchanged for stock of Charter Communications, Inc. ranking junior to the preferred stock as to dividends.

     The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

     CONVERTIBILITY. No series of preferred stock will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable prospectus supplement.

     REDEMPTION AND SINKING FUND. No series of preferred stock will be redeemable or receive the benefit of a sinking fund, except as set forth in the applicable prospectus supplement.

     LIQUIDATION RIGHTS. Unless otherwise set forth in the applicable prospectus supplement, in the event of any liquidation, dissolution or winding-up of Charter Communications, Inc., the holders of shares of each series of preferred stock will be entitled to receive out of assets of the company available for distribution to stockholders, before any distribution of assets is made to

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

holders of (i) any other shares of preferred stock ranking junior to such series of preferred stock as to rights upon liquidation, dissolution or winding-up and
(ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for such series of preferred stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of the company's capital stock ranking senior to such series of preferred stock as to the rights upon liquidation, dissolution or winding-up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding-up of the company, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any such distribution on a parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of assets by the company. Unless otherwise specified in a prospectus supplement for a series of preferred stock, neither a consolidation or merger of Charter Communications, Inc. with another corporation nor a sale of securities by Charter Communications, Inc. shall be considered a liquidation, dissolution or winding-up of Charter Communications, Inc.

     VOTING RIGHTS. Holders of preferred stock will not have any voting rights, except as set forth below or in the applicable prospectus supplement to which such preferred stock relates or as otherwise from time to time required by law. Unless otherwise set forth in the applicable prospectus supplement, holders of shares of preferred stock will have one vote for each share held.

     MISCELLANEOUS. The holders of preferred stock will have no preemptive rights. The preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of preferred stock redeemed or otherwise reacquired by Charter Communications, Inc. shall resume the status of authorized and unissued shares of preferred stock undesignated as to series, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments, except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by Charter Communications, Inc. Any material contractual restrictions on dividend payments will be described or incorporated by reference in the applicable prospectus supplement.

     NO OTHER RIGHTS. The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, the Charter Communications, Inc. certificate of incorporation or as otherwise required by law.

     TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

OPTIONS

     As of January 31, 2001, options to purchase a total of 21,242,543 membership units in Charter Communications Holding Company are outstanding pursuant to the 1999 Charter Communications Option Plan. Of these options, 3,617,854 have vested. In addition, an option to purchase 7,044,127 membership units in Charter Communications Holding Company is outstanding pursuant to an employment agreement and a related agreement with Mr. Kent,

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

Charter Communications, Inc.'s chief executive officer. Of Mr. Kent's options, 3,668,816 have vested as of January 31, 2001. The membership units received upon exercise of any of the options described in this paragraph are automatically exchanged for shares of our Class A common stock on a one-for-one basis. In addition, a portion of the unvested options will vest each month.


     In February 2001, the Board of Directors of Charter Communications, Inc. approved the adoption of the Charter Communications, Inc. 2001 Stock Incentive Plan that would provide for grants of options and other stock-based benefits and performance awards to current and prospective employees, non-employee directors, and consultants of the Company and its subsidiaries and affiliates. To date, options to purchase a total of 6,752,230 shares of our Class A common stock are outstanding pursuant to the 2001 Incentive Plan. Of these options, 60,000 have vested. The exercise of vested options and all grants under the 2001 Incentive Plan are subject to the approval of the plan by our shareholders at the 2001 annual meeting of shareholders.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF CHARTER COMMUNICATIONS, INC.'S RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

     Provisions of Charter Communications, Inc.'s restated certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

     SPECIAL MEETING OF SHAREHOLDERS. Our bylaws provide that, subject to the rights of holders of any series of preferred stock, special meetings of our shareholders may be called only by the chairman of our board of directors, our chief executive officer or a majority of our board of directors.

     ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. Our bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely prior written notice of their proposals. To be timely, a shareholder's notice must be received at our principal executive offices not less than 45 days nor more than 70 days prior to the first anniversary of the date on which we first mailed our proxy statement for the prior year's annual meeting. If, however, the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year's annual meeting, notice by the shareholder must be received not less than 90 days prior to the annual meeting or by the 10th day following the public announcement of the date of the meeting, whichever occurs later, and not more than 120 days prior to the annual meeting. Our bylaws specify requirements as to the form and content of a shareholder's notice. These provisions may limit shareholders in bringing matters before an annual meeting of shareholders or in making nominations for directors at an annual meeting of shareholders.

     AUTHORIZED BUT UNISSUED SHARES. The authorized but unissued shares of Class A common stock are available for future issuance without shareholder approval and, subject to approval by the holders of the Class B common stock, the authorized but unissued shares of Class B common stock and preferred stock are available for future issuance. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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

MEMBERSHIP UNITS

     The Charter Communications Holding Company limited liability company agreement provides for three separate classes of common membership units designated Class A, Class B and Class C and one class of preferred membership units designated Class A. As of January 31, 2001, there were 572,864,896 Charter Communications Holding Company common membership units issued and outstanding and 3,006,202 preferred membership units issued and outstanding as described below.

     CLASS A COMMON MEMBERSHIP UNITS. As of January 31, 2001, there were a total of 324,300,479 issued and outstanding Class A common membership units consisting of 217,585,246 units owned by Charter Investment and 106,715,233 units owned by Vulcan Cable III, Inc.

     CLASS B COMMON MEMBERSHIP UNITS. As of January 31, 2001, there were a total of 233,768,422 issued and outstanding Class B common membership units all of which are owned by Charter Communications, Inc. In addition, as of January 31, 2001, there were 28,286,670 Class B common membership units underlying options issued and outstanding under the 1999 Charter Communications Option Plan and under agreements with Mr. Kent. 7,286,670 of these units are subject to options that vested as of that date.

     CLASS C COMMON MEMBERSHIP UNITS. As of January 31, 2001, there were a total of 14,795,995 issued and outstanding Class C common membership units. These units are owned by some of the sellers in the Bresnan acquisition.

     CLASS A PREFERRED MEMBERSHIP UNITS. As of January 31, 2001, there were a total of 3,006,202 issued and outstanding Class A preferred membership units. These units are owned by some of the sellers in the Rifkin acquisition.

     Any matter requiring a vote of the members of Charter Communications Holding Company requires the affirmative vote of a majority of the Class B common membership units. Charter Communications, Inc. owns all Class B common membership units and therefore controls Charter Communications Holding Company. Because Mr. Allen owns high vote Class B common stock of Charter Communications, Inc. that entitles him to approximately 93.5% of the voting power of the outstanding common stock of Charter Communications, Inc., Mr. Allen controls Charter Communications, Inc. and through this company has voting control of Charter Communications Holding Company.

     The net cash proceeds that Charter Communications, Inc. receives from any issuance of shares of common stock will be immediately transferred to Charter Communications Holding Company in exchange for membership units equal in number to the number of shares of common stock issued by Charter Communications, Inc.

EXCHANGE AGREEMENTS

     Charter Communications, Inc. is a party to an agreement permitting Vulcan Cable III Inc., Charter Investment and any other affiliate of Mr. Allen to exchange at any time on a one-for-one basis any or all of their Charter Communications Holding Company common membership units for shares of Class B common stock. This exchange may occur directly or, at the election of the exchanging holder, indirectly through a tax-free reorganization such as a share exchange or a statutory merger of any Allen-controlled entity with and into Charter Communications, Inc. or a wholly owned subsidiary of Charter Communications, Inc. In the case of an exchange in connection with a tax-free share exchange or a statutory merger, shares of Class A common stock held by Mr. Allen or the Allen-controlled entity will also be exchanged for Class B common stock. Mr. Allen currently owns shares of Class A common stock as a result of the exercise of

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

put rights granted to sellers in the Falcon acquisition and the Rifkin acquisition. Mr. Allen or his affiliates may in the future own additional shares of Class A common stock, for example, if they were required to purchase shares of Class A common stock as a result of the exercise of put rights granted to the Rifkin, Falcon and Bresnan sellers in respect of their shares of Class A common stock.

     Similar exchange agreements also permit all other holders of Charter Communications Holding Company common membership units, other than Charter Communications, Inc., to exchange at any time on a one-for-one basis any or all of their common membership units for shares of Class A common stock. These other holders include those sellers under the Bresnan acquisition that received common membership units of Charter Communications Holding Company in connection with that acquisition.

     Charter Communications Holding Company common membership units are exchangeable at any time for shares of our Class A common stock or, in the case of Mr. Allen and his affiliates, Class B common stock which is then convertible into shares of Class A common stock. The exchange agreements, Mr. Kent's option agreement and the Charter Communications Option Plan state that common membership units are exchangeable for shares of common stock at a value equal to the fair market value of the common membership units. The exchange ratio of common membership units to shares of Class A common stock will be one to one because Charter Communications, Inc. and Charter Communications Holding Company have been structured so that the fair market value of a share of the Class A common stock equals the fair market value of a common membership unit owned by Charter Communications, Inc.

     Our organizational documents achieve this result by:

     - limiting the assets and liabilities that Charter Communications, Inc. may hold; and

     - requiring the number of shares of our common stock outstanding at any time to equal the number of common membership units owned by Charter Communications, Inc.

     If we fail to comply with these provisions or they are changed, the exchange ratio may vary from one to one and will then be based on a pre-determined formula contained in the exchange agreements, Mr. Kent's option agreement and the 1999 Charter Communications Option Plan. This formula will be based on the then current relative fair market values of common membership units and common stock.

SPECIAL TAX ALLOCATION PROVISIONS

     OVERVIEW. Charter Communications Holding Company's amended and restated limited liability company agreement contains a number of provisions affecting allocation of tax losses and tax profits to its members. In some situations, these provisions could result in Charter Communications, Inc. having to pay income taxes in an amount that is more than it would have had to pay if these provisions did not exist. The purpose of these provisions is to allow Mr. Allen to take advantage for tax purposes of the losses expected to be generated by Charter Communications Holding Company. We do not expect that these special tax allocation provisions will materially affect our results of operations or financial condition.

     SPECIAL LOSS ALLOCATION PROVISIONS. The Charter Communications Holding Company amended and restated limited liability company agreement provides that, through the end of 2003, tax losses of Charter Communications Holding Company that would otherwise have been allocated to us based generally on the percentage of outstanding membership units will be allocated instead to the membership units held by Vulcan Cable III Inc. and Charter Investment, Inc. We expect that the effect of these special loss allocation provisions will be that Mr. Allen,

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

through his investment in Vulcan Cable III Inc. and Charter Investment, Inc., will receive tax savings.

     Except as described below, the special loss allocation provisions should not adversely affect Charter Communications, Inc. or its shareholders. This is because Charter Communications, Inc. would not be in a position to benefit from tax losses until Charter Communications Holding Company generates allocable tax profits, and we do not expect Charter Communications Holding Company to generate tax profits for the foreseeable future.

     The special loss allocation provisions will reduce Mr. Allen's rights to receive distributions upon a liquidation of Charter Communications Holding Company if over time there are insufficient allocations to be made under the special profit allocation provisions described below to restore these distribution rights.

     SPECIAL PROFIT ALLOCATION PROVISIONS. The amended and restated limited liability company agreement further provides that, beginning at the time Charter Communications Holding Company first becomes profitable (as determined under the applicable federal income tax rules for determining book profits), tax profits that would otherwise have been allocated to Charter Communications, Inc. based generally on its percentage of outstanding membership units will instead be allocated to Mr. Allen, through the membership units held by Vulcan Cable III Inc. and Charter Investment. We expect that these special profit allocation provisions will provide tax savings to Charter Communications, Inc. and result in additional tax costs for Mr. Allen. The special profit allocations will also have the effect of restoring over time Mr. Allen's rights to receive distributions upon a liquidation of Charter Communications Holding Company. These special profit allocations generally will continue until such time as Mr. Allen's rights to receive distributions upon a liquidation of Charter Communications Holding Company that had been reduced as a result of the special loss allocations have been fully restored. We cannot assure you that Charter Communications Holding Company will become profitable.

     POSSIBLE ADVERSE IMPACT FROM THE SPECIAL ALLOCATION PROVISIONS. In a number of situations, these special tax allocations could result in our having to pay more taxes than if the special tax allocation provisions had not been adopted.

     For example, the special profit allocation provisions may result in an allocation of tax profits to the membership units held by Vulcan Cable III Inc. and Charter Investment that is less than the amount of the tax losses previously allocated to these units pursuant to the special loss allocation provisions described above. In this case, we could be required to pay higher taxes but only commencing at the time when Mr. Allen's rights to receive distributions upon a liquidation of Charter Communications Holding Company have been fully restored as described above. These tax payments could reduce our reported net income for the relevant period.

     As another example, under their exchange agreement with Charter Communications, Inc., Vulcan Cable III Inc. and Charter Investment may exchange some or all of their membership units for Class B common stock prior to the date that the special profit allocation provisions have had the effect of fully restoring Mr. Allen's rights to receive distributions upon a liquidation of Charter Communications Holding Company. Charter Communications, Inc. will then be allocated tax profits attributable to the membership units it receives in such exchange pursuant to the special profit allocation provisions. As a result, Charter Communications, Inc. could be required to pay higher taxes in years following such an exchange of common stock for membership units than if the special tax allocation provisions had not been adopted. These tax payments could reduce our reported net income for the relevant period.

     However, we do not anticipate that the special tax allocations will result in Charter Communications, Inc. having to pay taxes in an amount that is materially different on a present

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

value basis than the taxes that would be payable had the special tax allocation provisions not been adopted, although there is no assurance that a material difference will not result.

     IMPACT OF MERGER AND OTHER NON-TAXABLE TRANSACTIONS; MR. ALLEN'S REIMBURSEMENT OBLIGATIONS. Mr. Allen, through Vulcan Cable III Inc. and Charter Investment, has the right to transfer his Charter Communications Holding Company membership units in a non-taxable transaction, including a merger, to Charter Communications, Inc. for common stock. Such a transaction may occur prior to the date that the special profit allocation provisions have had the effect of fully restoring Mr. Allen's rights to receive distributions upon a liquidation of Charter Communications Holding Company. In this case, the following will apply.

     Vulcan Cable III Inc. or Charter Investment may elect to cause Charter Communications Holding Company to make additional special allocations in order to restore Mr. Allen's rights to receive distributions upon a liquidation of Charter Communications Holding Company. If this election is not made, or if an election is made but these additional special allocations are insufficient to restore these rights to Mr. Allen, Mr. Allen, Vulcan Cable III Inc. or Charter Investment, whichever person or entity receives the Class B common stock, will agree to make specified payments to Charter Communications, Inc. in respect of the common stock received. The payments will equal the amount that Charter Communications, Inc. actually pays in income taxes solely as a result of the allocation to it of tax profits because of the losses previously allocated to membership units transferred to it. Any of these payments would be made at the time Charter Communications, Inc. actually pays these income taxes.

     BRESNAN SPECIAL ALLOCATION PROVISIONS. Charter Communications Holding Company's amended and restated limited liability company agreement contains provisions for special allocations of tax losses and tax profits between the Bresnan sellers receiving membership units on the one hand and Mr. Allen, through Vulcan Cable III Inc. and Charter Investment, Inc., on the other. Because of these provisions, Charter Communications, Inc. could under some circumstances be required to pay higher taxes in years following an exchange by the Bresnan sellers of membership units for shares of Class A common stock. However, we do not anticipate that any such exchange for Class A common stock will result in our having to pay taxes in an amount that is materially different on a present value basis than the taxes that would have been payable had the special allocations not been adopted, although there is no assurance that a material difference will not result.

     The effect of the special loss allocations discussed above is that Mr. Allen and some of the sellers in the Bresnan transaction receive tax savings while at the same time reducing their rights to receive distributions upon a liquidation of Charter Communications Holding Company. If and when special profit allocations occur, their rights to receive distributions upon a liquidation of Charter Communications Holding Company will be restored over time, and they will likely incur some additional tax costs.

OTHER MATERIAL TERMS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CHARTER COMMUNICATIONS HOLDING COMPANY

     GENERAL. Charter Communications Holding Company's amended and restated limited liability company agreement contains provisions that permit each member (and its officers, directors, agents, shareholders, members, partners or affiliates) to engage in businesses that may compete with the businesses of Charter Communications Holding Company or any subsidiary. However, the directors of Charter Communications, Inc., including Mr. Allen and Mr. Kent, are subject to fiduciary duties under Delaware corporate law that generally require them to present business opportunities in the cable transmission business to Charter Communications, Inc.

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

     The amended and restated limited liability company agreement restricts the business activities that Charter Communications Holding Company may engage in.

     TRANSFER RESTRICTIONS. The amended and restated limited liability company agreement restricts the ability of each member to transfer its membership interest unless specified conditions have been met. These conditions include:

     - the transfer will not result in the loss of any license or regulatory approval or exemption that has been obtained by Charter Communications Holding Company and is materially useful in its business as then conducted or proposed to be conducted;

     - the transfer will not result in a material and adverse limitation or restriction on the operations of Charter Communications Holding Company and its subsidiaries taken as a whole;

     - the proposed transferee agrees in writing to be bound by the limited liability company agreement; and

     - except for a limited number of permitted transfers under the limited liability company agreement, the transfer has been approved by the manager in its sole discretion.

     SPECIAL REDEMPTION RIGHTS RELATING TO CLASS A PREFERRED MEMBERSHIP
UNITS. The holders of Class A preferred membership units have the right under a separate redemption and put agreement to cause Charter Communications Holding Company to redeem their preferred membership units at specified redemption prices.

     SPECIAL RIGHTS GRANTED FORMER OWNERS OF BRESNAN. The amended and restated limited liability company agreement provides that Charter Communications, Inc. must provide the Bresnan sellers that are affiliates of Blackstone Group L.P. consultative rights reasonably acceptable to Charter Communications, Inc. so that, as long as these Bresnan sellers hold Class C common membership units, they may preserve their status and benefits they get from being a venture capital operating company.

     AMENDMENTS TO THE LIMITED LIABILITY COMPANY AGREEMENT. Any amendment to the limited liability company agreement generally may be adopted only upon the approval of a majority of the Class B common membership units. The agreement may not be amended in a manner that adversely affects the rights of any class of common membership units without the consent of holders holding a majority of the membership units of that class.

REGISTRATION RIGHTS

     HOLDERS OF CLASS B COMMON STOCK. Charter Communications, Inc., Mr. Allen, Charter Investment, Vulcan Cable III Inc., Mr. Kent, Mr. Babcock and Mr. Wood are parties to a registration rights agreement. The agreement gives Mr. Allen and his affiliates the right to cause us to register the shares of Class A common stock issued to them upon conversion of any shares of Class B common stock that they may hold. The agreement gives Messrs. Kent, Babcock and Wood the right to cause us to register the shares of Class A common stock issuable to them upon exchange of Charter Communications Holding Company membership units.

     This registration rights agreement provides that each eligible holder is entitled to unlimited "piggyback" registration rights permitting them to include their shares of Class A common stock in registration statements filed by us. These holders may also exercise their demand rights causing us, subject to specified limitations, to register their Class A shares, provided that the amount of shares subject to each demand has a market value at least equal to $50 million or, if the market value is less than $50 million, all of the Class A shares of the holders participating in the offering are included in such registration. We are obligated to pay the costs associated with all such registrations.

     Holders may elect to have their shares registered pursuant to a shelf registration statement if at the time of the election, Charter Communications, Inc. is eligible to file a registration statement on Form S-3 and the amount of shares to be registered has a market value equal to at least $100.0 million on the date of the election.

     Mr. Allen also has the right to cause Charter Communications, Inc. to file a shelf registration statement in connection with the resale of shares of Class A common stock then held by or issuable to specified sellers under the Falcon and Bresnan acquisitions that have the right to cause Mr. Allen to purchase equity interests issued to them as a result of these acquisitions.

     All shares of Class A common stock issuable to the registration rights holders in exchange for Charter Communications Holding Company membership units and upon conversion of outstanding Class B common stock and conversion of Class B common stock issuable to the registration rights holders upon exchange of Charter Communications Holding Company membership units are subject to the registration rights described above.

     RIFKIN SELLERS. In connection with the Rifkin acquisition, Charter Communications, Inc. registered the resale of the Class A common stock issued in exchange for the Charter Communications Holding Company Class A preferred membership units by specified Rifkin sellers on a shelf registration statement on Form S-1 in September 2000. The shelf registration will remain in effect until the earlier of September 26, 2002 or the sale of all of the shares of common stock as contemplated by the registration statement on Form S-1 or such shares are no longer restricted securities under certain provisions of the Securities Act. The Rifkin sellers have the right to have Mr. Allen purchase the shares of Class A common stock at a price equal to $19.00 per share plus 4.5% per year accruing from November 12, 1999. They have this right until November 12, 2001, or such earlier date as of which the closing price of the Class A common stock is at least $21.85 for ninety of one hundred consecutive trading days, provided that at such time the shares are eligible for resale under Rule 144 of the Securities Act or are otherwise registered for resale.

     FALCON SELLERS. The Falcon sellers are entitled to registration rights with respect to the shares of Class A common stock issued in exchange for Charter Communications Holding Company membership units received by them in connection with the Falcon acquisition.

     These Falcon sellers or their permitted transferees have "piggyback" registration rights and up to four "demand" registration rights with respect to these shares of Class A common stock. The demand registration rights must be exercised with respect to tranches of Class A common stock worth at least $40 million at the time of notice of demand or at least $60 million at the initial public offering price. A majority of the holders of Class A common stock making a demand may also require us, on a one-time basis, to file a shelf registration statement for shares worth a total of at least $100 million. Holders of 122,668 shares of Class A common stock issued to Falcon sellers exercised their "piggyback" registration rights and registered such shares on the registration statement filed as described under "-- Rifkin Sellers" above.

     The Falcon sellers have the right to have Mr. Allen purchase the shares of Class A common stock at a price equal to $25.85 per share plus 4.5% accruing from November 12, 1999. They have this right until November 12, 2001 or such earlier date as of which the closing price of the Class A common stock is $21.85 for ninety of one hundred consecutive trading days, provided that at such time the shares are eligible for resale under Rule 144 of the Securities Act or are otherwise registered for resale.

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

     BRESNAN SELLERS. The Bresnan sellers are entitled to registration rights with respect to the shares of Class A common stock issuable upon exchange of the Charter Communications Holding Company membership units and Class A Preferred Units in CC VIII, LLC held by them.

     We may register the shares of our Class A common stock issuable to the Bresnan sellers in exchange for these units for resale pursuant to a shelf registration statement on Form S-1 or Form S-3.

     The Bresnan sellers collectively have unlimited "piggyback" registration rights and up to four "demand" registration rights with respect to the Class A common stock issuable upon exchange for the membership units in Charter Communications Holding Company and Class A Preferred Units in CC VIII, LLC. The demand registration rights must be exercised with respect to tranches of Class A common stock worth at least $40 million at the time of notice of demand or at least $60 million at the initial public offering price. Holders of 24,215,749 shares of our Class A common stock issuable upon exchange of the CC VIII, LLC Class A Preferred Units to the Bresnan sellers have exercised their "piggyback" registration rights and registered such shares on the registration statement filed to register the convertible senior notes and shares of our Class A common stock into which such notes may be converted.

     The Bresnan sellers have the right, for a 60-day period commencing February 14, 2002, to have Mr. Allen purchase the shares of Class A common stock issuable to them at a price of $28.34 per share.

     KALAMAZOO SELLER. The seller in the Kalamazoo acquisition and its permitted transferees were entitled to registration rights for the 11,173,376 shares of Class A common stock issued in that transaction. The Kalamazoo seller was granted unlimited "piggyback" registration rights and up to two "demand" registration rights shares of Class A common stock. The demand registration rights must be exercised for tranches of Class A common stock worth at least $25 million at the time of the notice of demand. A majority of the holders of Class A common stock making a demand may also require us, on a one-time basis, to file a shelf registration for shares worth a total of at least $50 million. Holders of 7,448,918 shares of our Class A common stock issued to the Kalamazoo seller exercised their "piggyback" registration rights and registered those shares on the registration statement declared effective in February 2001.

TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for our Class A common stock is Mellon Shareholder Services, LLC.

                              PLAN OF DISTRIBUTION

     The distribution of the securities covered by this prospectus may be effected from time to time:

     - in one or more transactions at a fixed price or prices, which may be changed,

     - at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or

     - at negotiated prices.

The securities covered by this prospectus may also be offered or sold through depositary receipts issued by a depositary institution.

AGENTS

     Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities under this prospectus will be named, and any commissions payable by us to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the securities so offered and sold.

UNDERWRITERS

     If securities are sold by us by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in a related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us at the time of sale. The securities covered by this prospectus may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of these securities the underwriters will be obligated to purchase all such securities if any are purchased.

     We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the initial public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

DEALERS

     If a dealer is utilized by us in the sale of the securities in respect of which this prospectus is delivered, we will sell these securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to those offers and sales.

DIRECT SALES

     We may also sell offered securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the prospectus supplement.

     The securities covered by this prospectus may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment in connection with their terms, or otherwise, by one or more firms "remarketing firms," acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with and its compensation will be described in a related prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed by them.

DELAYED DELIVERY CONTRACTS

     If so indicated in a related prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in a related prospectus supplement as part of delayed delivery contracts providing for payment and delivery on the date or dates stated in a related prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in a related prospectus supplement. A commission indicated in a related prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

GENERAL INFORMATION

     We may have agreements with the agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, underwriters, dealers and remarketing firms may be required to make.

     Each series of securities will be a new issue (other than treasury shares sold by us) and, other than the Class A common stock, which is quoted on the Nasdaq National Market, may have no established trading market. Unless otherwise specified in a related prospectus supplement, we will not be obligated to list any series of securities on an exchange or otherwise. We cannot assure you that there will be any liquidity in the trading market for any of the securities covered by this prospectus.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us, our subsidiaries and/or any selling shareholders in the ordinary course of their businesses.

     The place, time of delivery and other terms of the sale of the offered securities will be described in the applicable prospectus supplement. In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers.

     In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Charter Communications, Inc.'s certificate of incorporation provides that a director of Charter Communications, Inc. shall not be personally liable to Charter Communications, Inc. or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the directors' duty of loyalty to Charter Communications, Inc. or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation law; or (iv) for any transaction from which the director derived an improper personal benefit. Charter Communications, Inc.'s bylaws require Charter Communications, Inc., to the fullest extent authorized by the Delaware General Corporation Law, to indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of Charter Communications, Inc. or is or was serving at the request of Charter Communications, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case, against all expense, liability and loss (including attorneys' fees, judgments, amounts paid in settlement, fines, ERISA excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith.

INDEMNIFICATION UNDER THE DELAWARE GENERAL CORPORATION LAW.

     Section 145 of the Delaware General Corporation Law, authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

     (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,

     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions, or

     (iv) for any transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                 LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for Charter Communications, Inc. by Paul, Hastings, Janofsky & Walker LLP, New York, New York.

                                    EXPERTS


     The consolidated financial statements of Charter Communications, Inc. and subsidiaries and Charter Communications Properties Holdings, LLC and subsidiaries included in Charter Communications, Inc.'s Annual Reports on Form 10-K for the years ended December 31, 2000 and 1999, and the financial statements of CCA Group, CharterComm Holdings, L.P. and subsidiaries, Marcus Cable Holdings, LLC and subsidiaries, the Greater Media Cablevision Systems, Helicon Partners I, L.P., and affiliates, the Sonic Communications Cable Television Systems, Long Beach Acquisition Corp., and CC V Holdings, LLC and subsidiaries, all included in Amendment No. 1 to the Charter Communications, Inc. Registration Statement on Form S-1 filed September 22, 2000 (File No. 333-41486) and incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports. In the reports for Charter Communications, Inc., that firm states that with respect to certain subsidiaries its opinions are based on the reports of other independent public accountants, namely Ernst & Young LLP. The consolidated financial statements referred to above have been included herein in reliance upon the authority of those firms as experts in giving said reports.


     The combined financial statements of Helicon Partners I, L.P. and affiliates as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998, the combined financial statements of TCI Falcon Systems as of September 30, 1998 and December 31, 1997 and for the nine-month period ended September 30, 1998, and for each of the years in the two-year period ended December 31, 1997, the consolidated financial statements of Marcus Cable Holdings, LLC and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, and the consolidated financial statements of Bresnan Communications Group LLC as of December 31, 1998 and 1999 and February 14, 2000, and for each of the years in the three year period ended December 31, 1999, and the period from January 1, 2000 to February 14, 2000, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Renaissance Media Group LLC and the combined financial statements of the Picayune, MS, LaFourche, LA, St. Tammany, LA, St. Landry, LA, Pointe Coupee, LA, and Jackson, TN cable systems, incorporated by reference in this registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, and are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.


     The combined financial statements of InterMedia Cable Systems incorporated in this prospectus by reference to Amendment No. 1 to the Registration Statement on Form S-1 dated September 22, 2000 and to the Annual Report on Form 10-K for the year ended December 31, 1999 of Charter Communications, Inc. have been so incorporated in reliance on the report of

PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


     The financial statements of Rifkin Acquisition Partners, L.L.L.P. and Rifkin Cable Income Partners LP for the year ended December 31, 1998 and Rifkin Acquisition Partners, L.L.L.P., Rifkin Cable Income Partners LP, Indiana Cable Associates, Ltd and R/N South Florida Cable Management Limited Partnership for the period ended September 13, 1999 incorporated in this prospectus by reference to Amendment No. 1 to the Registration Statement on Form S-1 dated September 22, 2000 of Charter Communications, Inc. and Charter Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


     The consolidated financial statements of Avalon Cable of Michigan Holdings, Inc. and subsidiaries, the consolidated financial statements of Cable Michigan, Inc. and subsidiaries, the consolidated financial statements of Avalon Cable LLC and subsidiaries, the financial statements of Amrac Clear View, a Limited Partnership, the combined financial statements of The Combined Operations of Pegasus Cable Television of Connecticut, Inc. and the Massachusetts Operations of Pegasus Cable Television, Inc., incorporated in this prospectus by reference to Amendment No. 1 to the Registration Statement on Form S-1 dated September 22, 2000 of Charter Communications, Inc. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of R/N South Florida Cable Management Limited Partnership and Indiana Cable Associates, Ltd. and the combined financial statements of Fanch Cable Systems Sold to Charter Communications, Inc. (comprised of Components of TWFanch-one Co., Components of TWFanch-two Co., Mark Twain Cablevision, North Texas Cablevision LTD., Post Cablevision of Texas L.P., Spring Green Communications L.P., Fanch Narragansett CSI L.P., Cable Systems Inc., ARH, and Tioga) appearing in Charter Communications, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999 and in Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of Charter Communications, Inc. dated September 22, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Charter Communications VI Operating Company LLC not separately presented in Charter Communications, Inc.'s Annual Reports (Form 10-K) for the years ended December 31, 2000 and 1999 and not separately presented in Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of Charter Communications, Inc. dated September 22, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of Amrac Clear View, a Limited Partnership as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, incorporated in this prospectus by reference to Amendment No. 1 to the Registration Statement on Form S-1 dated September 22, 2000 of Charter Communications, Inc. have been so incorporated in reliance on the report of Greenfield, Altman, Brown, Berger, & Katz, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of Falcon Communications, L.P. at December 31, 1998 and November 12, 1999 and for each of the two years in the period ended December 31, 1998 and for the period from January 1, 1999 to November 12, 1999 (date of disposition), as set forth in their report. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited the combined financial statements of CC VII Holdings, LLC -- Falcon Systems at December 31, 1999, and for the period from November 13, 1999 (commencement date) to December 31, 1999, not separately presented herein, as set forth in their report. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The financial statements of Cable Systems, Inc. and Fanch Narragan Settlement CSI Limited Partnership, the consolidated financial statements of North Texas Cablevision, Ltd. and the financial statements of Spring Green Communications, L.P., incorporated by reference in this registration statement, have been audited by Shields & Co., independent auditors, as set forth in their reports thereon and incorporated herein by reference in reliance on the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $4,000,000,000

                          CHARTER COMMUNICATIONS, INC.

                           -------------------------

                                DEBT SECURITIES
                                PREFERRED STOCK
                              CLASS A COMMON STOCK

                           -------------------------

                         [CHARTER COMMUNICATIONS LOGO]

                           -------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities covered by this prospectus, all of which will be borne by the registrant (except expenses incurred by the selling securityholders for brokerage fees, selling commissions and expenses incurred by the selling securityholders for legal services). All amounts shown are estimates except the SEC filing fee.


SEC filing fee..............................................  $1,000,000
Legal fees and expenses.....................................  $  250,000
Accounting fees and expenses................................  $  120,000
Printing expenses...........................................  $  175,000
                                                              ----------
          Total expenses....................................  $  545,000
                                                              ==========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


INDEMNIFICATION UNDER THE CERTIFICATE OF INCORPORATION AND BYLAWS OF CHARTER COMMUNICATIONS, INC.

     Charter Communications, Inc.'s certificate of incorporation provides that a director of Charter Communications, Inc. shall not be personally liable to Charter Communications, Inc. or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the directors' duty of loyalty to Charter Communications, Inc. or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation law; or (iv) for any transaction from which the director derived an improper personal benefit. Charter Communications, Inc.'s bylaws require Charter Communications, Inc., to the fullest extent authorized by the Delaware General Corporation Law, to indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of Charter Communications, Inc. or is or was serving at the request of Charter Communications, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case, against all expense, liability and loss (including attorneys' fees, judgments, amounts paid in settlement, fines, ERISA excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith.

INDEMNIFICATION UNDER THE DELAWARE GENERAL CORPORATION LAW.

     Section 145 of the Delaware General Corporation Law, authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

     (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,

     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions, or

     (iv) for any transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 16.  EXHIBITS.

EXHIBITS

 2.1          Merger Agreement, dated March 31, 1999, by and between
              Charter Communications Holdings, LLC and Marcus Cable
              Holdings, LLC (Incorporated by reference to Amendment No. 2 to the registration statement on Form S-4 of Charter
              Communications Holdings, LLC and Charter Communications
              Holdings Capital Corporation filed on June 22, 1999 (File
              No. 333-77499))
 2.6(a) Asset and Stock Purchase Agreement, dated April 20, 1999, between InterMedia Partners of West Tennessee, L.P. and
              Charter Communications, LLC (Incorporated by reference to
              Amendment No. 2 to the registration statement on Form S-4 of Charter Communications Holdings, LLC and Charter
              Communications Holdings Capital Corporation filed on June
              22, 1999 (File No. 333-77499))
 2.6(b)       Stock Purchase Agreement, dated April 20, 1999, between TCID
              1P-V, Inc. and Charter Communications, LLC (Incorporated by reference to Amendment No. 2 to the registration statement on Form S-4 of Charter Communications Holdings, LLC and
              Charter Communications Holdings Capital Corporation filed on
              June 22, 1999 (File No. 333-77499))
 2.6(c)       RMG Purchase Agreement, dated as of April 20, 1999, between
              Robin Media Group, Inc., InterMedia Partners of West
              Tennessee, L.P. and Charter RMG, LLC (Incorporated by reference to Amendment No. 2 to the registration statement on Form S-4 of Charter Communications Holdings, LLC and
              Charter Communications Holdings Capital Corporation filed on
              June 22, 1999 (File No. 333-77499))

 2.6(d)       Asset Exchange Agreement, dated April 20, 1999, among
              InterMedia Partners Southeast, Charter Communications, LLC,
              Charter Communications Properties, LLC, and Marcus Cable
              Associates, L.L.C. (Incorporated by reference to Amendment
              No. 2 to the registration statement on Form S-4 of Charter
              Communications Holdings, LLC and Charter Communications
              Holdings Capital Corporation filed on June 22, 1999 (File
              No. 333-77499))
 2.6(d)(i)    Amendment to Asset Exchange Agreement, made as of October 1,
              1999, by and among InterMedia Partners Southeast and Charter
              Communications, LLC, Charter Communications Properties, LLC
              and Marcus Cable Associates, L.L.C. (Incorporated by
              reference to Amendment No. 3 to the registration statement on Form S-1 of Charter Communications, Inc. filed on October
              18, 1999 (File No. 333-83887))
 2.6(e)       Asset Exchange Agreement, dated April 20, 1999, among
              InterMedia Partners, a California Limited Partnership,
              Brenmor Cable Partners, L.P. and Robin Media Group, Inc.
              (Incorporated by reference to Amendment No. 2 to the
              registration statement on Form S-4 of Charter Communications
              Holdings, LLC and Charter Communications Holdings Capital
              Corporation filed on June 22, 1999 (File No. 333-77499))
 2.6(f)       Common Agreement, dated April 20, 1999, between InterMedia
              Partners, InterMedia Partners Southeast, InterMedia Partners
              of West Tennessee, L.P., InterMedia Capital Partners IV,
              L.P., InterMedia Partners IV, L.P., Brenmor Cable Partners,
              L.P., TCID IP-V, Inc., Charter Communications, LLC, Charter
              Communications Properties, LLC, Marcus Cable Associates,
              L.L.C. and Charter RMG, LLC (Incorporated by reference to
              Amendment No. 3 to the registration statement on Form S-4 of
              Charter Communications Holdings, LLC and Charter
              Communications Holdings Capital Corporation filed on July 2,
              1999 (File No. 333-77499)) (Portions of this exhibit have
              been omitted pursuant to a request for confidential
              treatment.)
 2.7(a)       Purchase and Sale Agreement, dated as of April 26, 1999, by and among InterLink Communications Partners, LLLP, the
              sellers listed therein and Charter Communications, Inc. (now called Charter Investment, Inc.) (Incorporated by reference to Amendment No. 2 to the registration statement on Form S-4 of Charter Communications Holdings, LLC and Charter
              Communications Holdings Capital Corporation filed on June
              22, 1999 (File No. 333-77499))
 2.7(b)       Purchase and Sale Agreement, dated as of April 26, 1999, by and among Rifkin Acquisition Partners, L.L.L.P., the sellers listed therein and Charter Communications, Inc. (now called
              Charter Investment, Inc.) (Incorporated by reference to
              Amendment No. 4 to the registration statement on Form S-4 of
              Charter Communications Holdings, LLC and Charter
              Communications Holdings Capital Corporation filed on July
              22, 1999 (File No. 333-77499))
 2.7(c)       RAP Indemnity Agreement, dated April 26, 1999, by and among the sellers listed therein and Charter Communications, Inc.
              (now called Charter Investment, Inc.) (Incorporated by
              reference to Amendment No. 4 to the registration statement on Form S-4 of Charter Communications Holdings, LLC and
              Charter Communications Holdings Capital Corporation filed on
              July 22, 1999 (File No. 333-77499))
 2.7(d)       Assignment of Purchase Agreement with InterLink
              Communications Partners, LLLP, dated as of June 30, 1999, by and between Charter Communications, Inc. (now called Charter
              Investment, Inc.) and Charter Communications Operating, LLC
              (Incorporated by reference to Amendment No. 4 to the
              registration statement on Form S-4 of Charter Communications
              Holdings, LLC and Charter Communications Holdings Capital
              Corporation filed on July 22, 1999 (File No. 333-77499))

 2.7(e)       Assignment of Purchase Agreement with Rifkin Acquisition
              Partners L.L.L.P., dated as of June 30, 1999, by and between Charter Communications, Inc. (now called Charter Investment,
              Inc.) and Charter Communications Operating, LLC
              (Incorporated by reference to Amendment No. 4 to the registration statement on Form S-4 of Charter Communications
              Holdings, LLC and Charter Communications Holdings Capital
              Corporation filed on July 22, 1999 (File No. 333-77499))
 2.7(f)       Assignment of RAP Indemnity Agreement, dated as of June 30,
              1999, by and between Charter Communications, Inc. (now called Charter Investment, Inc.) and Charter Communications
              Operating, LLC (Incorporated by reference to Amendment No. 4 to the registration statement on Form S-4 of Charter
              Communications Holdings, LLC and Charter Communications
              Holdings Capital Corporation filed on July 22, 1999 (File
              No. 333-77499))
 2.7(g)       Amendment to the Purchase Agreement with InterLink
              Communications Partners, LLLP, dated June 29, 1999
              (Incorporated by reference to Amendment No. 6 to the registration statement on Form S-4 of Charter Communications
              Holdings, LLC and Charter Communications Holdings Capital
              Corporation filed on August 27, 1999 (File No. 333-77499))
 2.7(h) Contribution Agreement, dated as of September 14, 1999, by and among Charter Communications Operating, LLC, Charter
              Communications Holding Company, LLC, Charter Communications,
              Inc., Paul G. Allen and the certain other individuals and entities listed on the signature pages thereto (Incorporated by reference to Amendment No. 3 to the registration statement on Form S-1 of Charter Communications, Inc. filed on October 18, 1999 (File No. 333-83887))
 2.7(i) Form of First Amendment to the Contribution Agreement dated as of September 14, 1999, by and among Charter
              Communications Operating, LLC, Charter Communications
              Holding Company, LLC, Charter Communications, Inc. and Paul
              G. Allen (Incorporated by reference to Amendment No. 5 to the registration statement on Form S-1 of Charter
              Communications, Inc. filed on November 4, 1999 (File No.
              333-83887))
 2.8          Contribution and Sale Agreement dated as of December 30,
              1999, by and among Charter Communications Holding Company,
              LLC, CC VII Holdings, LLC and Charter Communications VII,
              LLC (Incorporated by reference to the report on Form 8-K of Charter Communications Holdings, LLC and Charter
              Communications Holdings Capital Corporation filed on January
              18, 2000 (File No. 333-77499))
 2.9          Contribution and Sale Agreement dated as of December 30,
              1999, by and among Charter Communications Holding Company,
              LLC and Charter Communications Holdings, LLC (Incorporated by reference to the report on Form 8-K of Charter
              Communications Holdings, LLC and Charter Communications
              Holdings Capital Corporation filed on January 18, 2000 (File
              No. 333-77499))
 2.10(a) Securities Purchase Agreement, dated May 13, 1999, by and between Avalon Cable Holdings LLC, Avalon Investors, L.L.C.,
              Avalon Cable of Michigan Holdings, Inc. and Avalon Cable LLC and Charter Communications Holdings LLC and Charter
              Communications, Inc. (now called Charter Investment, Inc.)
              (Incorporated by reference to Amendment No. 1 to the registration statement on Form S-4 of Avalon Cable of Michigan LLC, Avalon Cable of Michigan Inc., Avalon Cable of
              New England LLC and Avalon Cable Finance Inc. filed on May
              28, 1999 (File No. 333-75453))
 2.10(b) Assignment and Contribution Agreement, entered into as of October 11, 1999 by and between Charter Communications
              Holding Company, LLC and Charter Communications, Inc.
              (Incorporated by reference to Amendment No. 3 to the registration statement on Form S-1 of Charter
              Communications, Inc. filed on October 18, 1999 (File No.
              333-83887))

 2.10(c) Assignment Agreement effective as of June 16, 1999, by and among Charter Communications, Inc., Charter Communications
              Holdings LLC, Charter Communications Holding Company, LLC,
              Avalon Cable Holdings LLC, Avalon Investors, L.L.C., Avalon
              Cable of Michigan Holdings, Inc. and Avalon Cable LLC
              (Incorporated by reference to Amendment No. 3 to the registration statement on Form S-1 of Charter
              Communications, Inc. filed on October 18, 1999 (File No.
              333-83887))
 2.11(a)      Purchase and Contribution Agreement, dated as of May 26,
              1999, by and among Falcon Communications, L.P., Falcon
              Holding Group, L.P., TCI Falcon Holdings, LLC, Falcon Cable
              Trust, Falcon Holding Group, Inc. and DHN Inc. and Charter
              Communications, Inc. (now called Charter Investment,
              Inc.) (Incorporated by reference to Amendment No. 2 to the registration statement on Form S-1 of Charter
              Communications, Inc. filed on September 28, 1999 (File No.
              333-83887))
 2.11(b) First Amendment to Purchase and Contribution Agreement, dated as of June 22, 1999, by and among Charter
              Communications, Inc., Charter Communications Holding
              Company, LLC, Falcon Communications, L.P., Falcon Holding
              Group, L.P., TCI Falcon Holdings, LLC, Falcon Cable Trust,
              Falcon Holding Group, Inc. and DHN Inc. (Incorporated by reference to the quarterly report on Form 10-Q filed by Falcon Communications, L.P. and Falcon Funding Corporation on August 13, 1999 (File Nos. 333-60776 and 333-55755))
 2.11(c)      Form of Second Amendment to Purchase And Contribution
              Agreement, dated as of October 27, 1999, by and among Charter Investment, Inc., Charter Communications Holding
              Company, LLC, Falcon Communications, L.P., Falcon Holding
              Group, L.P., TCI Falcon Holdings, LLC, Falcon Holding Group,
              Inc. and DHN Inc. (Incorporated by reference to Amendment
              No. 5 to the registration statement on Form S-1 of Charter
              Communications, Inc. filed on November 4, 1999 (File No.
              333-83887))
 2.11(d) Third Amendment to Purchase and Contribution Agreement dated as of November 12, 1999, by and among Charter
              Communications, Inc., Falcon Communications L.P., Falcon
              Holdings Group, L.P., TCI Falcon Holdings, LLC, Falcon Cable
              Trust, Falcon Holding Group, Inc. and DHN Inc. (Incorporated by reference to the report on Form 8-K of CC VII Holdings, LLC and Falcon Funding Corporation filed on November 26,
              1999 (File No. 033-60776))
 2.12(a)      Purchase Agreement, dated as of May 21, 1999, among
              Blackstone TWF Capital Partners, L.P., Blackstone TWF
              Capital Partners A L.P., Blackstone TWF Capital Partners B
              L.P., Blackstone TWF Family Investment Partnership, L.P.,
              RCF Carry, LLC, Fanch Management Partners, Inc., PBW Carried
              Interest, Inc., RCF Indiana Management Corp, The Robert C.
              Fanch Revocable Trust, A. Dean Windry, Thomas Binning, Jack
              Pottle, SDG/Michigan Communications Joint Venture, Fanch-JV2
              Master Limited Partnership, Cooney Cable Associates of Ohio,
              Limited Partnership, North Texas Cablevision, LTD., Post
              Cablevision of Texas, Limited Partnership, Spring Green
              Communications, L.P., Fanch-Narragansett CSI Limited
              Partnership, and Fanch Cablevision of Kansas General
              Partnership and Charter Communications, Inc. (now called
              Charter Investment, Inc.) (Incorporated by reference to
              Amendment No. 2 to the registration statement on Form S-1 of Charter Communications, Inc. filed on September 28, 1999
              (File No. 333-83887))
 2.12(b)      Assignment of Purchase Agreement by and between Charter
              Investment, Inc. and Charter Communications Holding Company,
              LLC, effective as of September 21, 1999 (Incorporated by reference to Amendment No. 3 to the registration statement on Form S-1 of Charter Communications, Inc. filed on October
              18, 1999 (File No. 333-83887))

 2.13         Purchase and Contribution Agreement, entered into as of June
              1999, by and among BCI (USA), LLC, William Bresnan,
              Blackstone BC Capital Partners L.P., Blackstone BC Offshore
              Capital Partners L.P., Blackstone Family Investment
              Partnership III L.P., TCID of Michigan, Inc. and TCI Bresnan
              LLC and Charter Communications Holding Company, LLC (now called Charter Investment, Inc.) (Incorporated by reference to Amendment No. 2 to the registration statement on Form S-1 of Charter Communications, Inc. filed on September 28, 1999
              (File No. 333-83887))
 2.14(a) Asset Purchase Agreement, dated as of February 26, 2001, among Marcus Cable of Alabama, L.L.C., on the one hand, and TCI of Selma, Inc., TCI of Lee County, Inc., TCI Cablevision of Alabama, Inc., Alabama T.V. Cable, Inc. and TCI
              Southeast, Inc., on the other hand (Incorporated by reference to the annual report on Form 10-K of Charter
              Communications, Inc. filed on March 6, 2001 (File No.
              000-27927))
 2.14(b) Reorganization Agreement, dated as of February 26, 2001, among Charter Communications, Inc., on the one hand, and TCI
              TKR of Alabama, Inc. and TCI Southeast, Inc., on the other hand (Incorporated by reference to the annual report on Form
              10-K of Charter Communications, Inc. filed on March 6, 2001
              (File No. 000-27927))
 2.14(c) Asset Purchase Agreement, dated as of February 26, 2001, among Falcon Cable Systems Company II, L.P., on the one hand, and AT&T Broadband, LLC, Communication Services, Inc.,
              Ohio Cablevision Network, Inc., TCI Cablevision of
              California, Inc. and TCI Washington Associates, L.P., on the other hand (Incorporated by reference to the annual report on Form 10-K of Charter Communications, Inc. filed on March
              6, 2001 (File No. 000-27927))
 2.14(d) Reorganization Agreement, dated as of February 26, 2001, among Charter Communications, Inc., on the one hand, and TCI
              Cablevision of Nevada, Inc. and TCI West, Inc., on the other hand (Incorporated by reference to the annual report on Form
              10-K of Charter Communications, Inc. filed on March 6, 2001
              (File No. 000-27927))
 2.14(e) Asset Purchase Agreement, dated as of February 26, 2001, among Charter Communications, Inc., Interlink Communications
              Partners, LLC, Charter Communications, LLC and Falcon Cable
              Media, on the one hand, and TCI Cable Partners of St. Louis, L.P. and TCI Cablevision of Missouri, Inc., on the other hand (Incorporated by reference to the annual report on Form
              10-K of Charter Communications, Inc. filed on March 6, 2001
              (File No. 000-27927))
 2.14(f) Asset Purchase Agreement, dated as of February 26, 2001, among Charter Communications Entertainment I, LLC, on the one hand, and St. Louis Tele-Communications, Inc., TCI Cable
              Partners of St. Louis, L.P., TCI Cablevision of Missouri,
              Inc., TCI of Illinois, Inc., TCI TKR of Central Florida,
              Inc. and TCI Holdings, Inc., on the other hand (Incorporated by reference to the annual report on Form 10-K of Charter
              Communications, Inc. filed on March 6, 2001 (File No.
              000-27927))

 2.14(g)         Agreement Regarding Closing Matters, dated as of February 26, 2001, among Charter Communications,
                 Inc., on behalf of itself, Marcus Cable of Alabama, L.L.C., Falcon Cable Systems Company II, L.P.,
                 Interlink Communications Partners, LLC, Charter Communications, LLC, Falcon Cable Media, and
                 Charter Communications Entertainment I, LLC, on the one hand, and AT&T Broadband, LLC, on behalf of itself, TCI TKR of Alabama, Inc., TCI of Selma, Inc., TCI of Lee County, TCI Cablevision of
                 Alabama, Inc. and Alabama T.V. Cable, Inc., TCI Southeast, Inc., TCI Cablevision of Nevada, Inc.,
                 TCI West, Inc., Communications Services, Inc., Ohio Cablevision Network, Inc., TCI Cablevision of
                 California, Inc., TCI Washington Associates, LP., TCI of Illinois, Inc., TCI Cablevision of
                 Missouri, Inc., St. Louis Tele-Communications, Inc., TCI Cable Partners of St. Louis, L.P., TCI TKR
                 of Central Florida, Inc. and TCI Holdings, Inc., on the other hand (Incorporated by reference to the annual report on Form 10-K of Charter Communications, Inc. filed on March 6, 2001 (File No.
                 000-27927))
 4.1             Form of certificate evidencing shares of Class A common stock of registrant (Incorporated by reference to Amendment No. 2 to the registration statement on Form S-1 of Charter Communications,
                 Inc. filed on September 28, 1999 (File No. 333-83887))
 4.2             Form of Indenture for Senior Notes/Senior Discount Notes (Incorporated by reference to the registration statement on Form S-3 of Charter Communications, Inc. filed on March 9, 2001 (File No.
                 333-56850))
 4.3             Form of Indenture for Convertible Senior Notes (Incorporated by reference to the registration statement on Form S-3 of Charter Communications, Inc. filed on March 9, 2001 (File No. 333-56850))
 4.4             Form of Indenture for Senior Subordinated Notes (Incorporated by reference to the registration statement on Form S-3 of Charter Communications, Inc. filed on March 9, 2001 (File No. 333-56850))
 4.5             Form of Indenture for Convertible Subordinated Notes (Incorporated by reference to the registration statement on Form S-3 of Charter Communications, Inc. filed on March 9, 2001 (File No. 333-56850))
 5.1             Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality
12.1             Computation of Ratio of Earnings to Fixed Charges (Incorporated by reference to the annual report on Form 10-K of Charter Communications, Inc. filed on March 6, 2001 (File No. 000-27927))
23.1             Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit No. 5.1)
23.2             Consent of Arthur Andersen LLP
23.3             Consent of KPMG LLP
23.4             Consent of Ernst & Young LLP
23.5             Consent of Ernst & Young LLP
23.6             Consent of KPMG LLP
23.7             Consent of PricewaterhouseCoopers LLP
23.8             Consent of PricewaterhouseCoopers LLP
23.9             Consent of Ernst & Young LLP
23.10            Consent of PricewaterhouseCoopers LLP
23.11            Consent of PricewaterhouseCoopers LLP
23.12            Consent of Greenfield, Altman, Brown, Berger & Katz, P.C.
23.13            Consent of PricewaterhouseCoopers LLP
23.14            Consent of Ernst & Young LLP
23.15            Consent of KPMG LLP

23.16         Consent of KPMG LLP
23.17         Consent of Ernst & Young LLP
23.18         Consent of Ernst & Young LLP
23.19         Consent of Ernst & Young LLP
23.20         Consent of Shields & Co.
24.1 Power of Attorney (Incorporated by reference to the registration statement on Form S-3 of Charter
              Communications, Inc. filed on March 9, 2001 (File No.
              333-56850))

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) herein do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, state of Missouri, on the 9th day of April 2001.


                                   CHARTER COMMUNICATIONS, INC.

                                   By:               *
                                      ------------------------------------------
                                       Kent D. Kalkwarf
                                       Executive Vice President and Chief
                                       Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                     CAPACITY                         DATE
                ---------                                     --------                         ----

*                                           Chairman of the Board of Directors             April 9, 2001
------------------------------------------
Paul G. Allen

*                                           Director                                       April 9, 2001
------------------------------------------
William D. Savoy

*                                           President, Chief Executive Officer and         April 9, 2001
------------------------------------------  Director (Principal Executive Officer)
Jerald L. Kent

*                                           Director                                       April 9, 2001
------------------------------------------
Nancy B. Peretsman

*                                           Director                                       April 9, 2001
------------------------------------------
Marc B. Nathanson

*                                           Director                                       April 9, 2001
------------------------------------------
Ronald L. Nelson

*                                           Director                                       April 9, 2001
------------------------------------------
Howard L. Wood

*                                           Executive Vice President and Chief Financial   April 9, 2001
------------------------------------------  Officer (Principal Financial Officer and
Kent D. Kalkwarf                            Principal Accounting Officer)


--------------------------------------------------------------------------------


*By: /s/ CURTIS S. SHAW

      ----------------------------------------------------------

     Curtis S. Shaw, Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBITS                             DESCRIPTION
--------                             -----------
 2.1         Merger Agreement, dated March 31, 1999, by and between
             Charter Communications Holdings, LLC and Marcus Cable
             Holdings, LLC (Incorporated by reference to Amendment No. 2 to the registration statement on Form S-4 of Charter
             Communications Holdings, LLC and Charter Communications
             Holdings Capital Corporation filed on June 22, 1999 (File
             No. 333-77499))
 2.6(a)      Asset and Stock Purchase Agreement, dated April 20, 1999,
             between InterMedia Partners of West Tennessee, L.P. and
             Charter Communications, LLC (Incorporated by reference to
             Amendment No. 2 to the registration statement on Form S-4 of
             Charter Communications Holdings, LLC and Charter
             Communications Holdings Capital Corporation filed on June
             22, 1999 (File No. 333-77499))
 2.6(b)      Stock Purchase Agreement, dated April 20, 1999, between TCID
             1P-V, Inc. and Charter Communications, LLC (Incorporated by
             reference to Amendment No. 2 to the registration statement on Form S-4 of Charter Communications Holdings, LLC and
             Charter Communications Holdings Capital Corporation filed on
             June 22, 1999 (File No. 333-77499))
 2.6(c)      RMG Purchase Agreement, dated as of April 20, 1999, between
             Robin Media Group, Inc., InterMedia Partners of West
             Tennessee, L.P. and Charter RMG, LLC (Incorporated by
             reference to Amendment No. 2 to the registration statement on Form S-4 of Charter Communications Holdings, LLC and
             Charter Communications Holdings Capital Corporation filed on
             June 22, 1999 (File No. 333-77499))
 2.6(d)      Asset Exchange Agreement, dated April 20, 1999, among
             InterMedia Partners Southeast, Charter Communications, LLC,
             Charter Communications Properties, LLC, and Marcus Cable
             Associates, L.L.C. (Incorporated by reference to Amendment
             No. 2 to the registration statement on Form S-4 of Charter
             Communications Holdings, LLC and Charter Communications
             Holdings Capital Corporation filed on June 22, 1999 (File
             No. 333-77499))
 2.6(d)(i)   Amendment to Asset Exchange Agreement, made as of October 1,
             1999, by and among InterMedia Partners Southeast and Charter
             Communications, LLC, Charter Communications Properties, LLC
             and Marcus Cable Associates, L.L.C. (Incorporated by
             reference to Amendment No. 3 to the registration statement on Form S-1 of Charter Communications, Inc. filed on October
             18, 1999 (File No. 333-83887))
 2.6(e)      Asset Exchange Agreement, dated April 20, 1999, among
             InterMedia Partners, a California Limited Partnership,
             Brenmor Cable Partners, L.P. and Robin Media Group, Inc.
             (Incorporated by reference to Amendment No. 2 to the
             registration statement on Form S-4 of Charter Communications
             Holdings, LLC and Charter Communications Holdings Capital
             Corporation filed on June 22, 1999 (File No. 333-77499))
 2.6(f)      Common Agreement, dated April 20, 1999, between InterMedia
             Partners, InterMedia Partners Southeast, InterMedia Partners
             of West Tennessee, L.P., InterMedia Capital Partners IV,
             L.P., InterMedia Partners IV, L.P., Brenmor Cable Partners,
             L.P., TCID IP-V, Inc., Charter Communications, LLC, Charter
             Communications Properties, LLC, Marcus Cable Associates,
             L.L.C. and Charter RMG, LLC (Incorporated by reference to
             Amendment No. 3 to the registration statement on Form S-4 of
             Charter Communications Holdings, LLC and Charter
             Communications Holdings Capital Corporation filed on July 2,
             1999 (File No. 333-77499)) (Portions of this exhibit have
             been omitted pursuant to a request for confidential
             treatment.)

EXHIBITS                             DESCRIPTION
--------                             -----------
 2.7(a)      Purchase and Sale Agreement, dated as of April 26, 1999, by and among InterLink Communications Partners, LLLP, the
             sellers listed therein and Charter Communications, Inc. (now called Charter Investment, Inc.) (Incorporated by reference to Amendment No. 2 to the registration statement on Form S-4 of Charter Communications Holdings, LLC and Charter
             Communications Holdings Capital Corporation filed on June
             22, 1999 (File No. 333-77499))
 2.7(b)      Purchase and Sale Agreement, dated as of April 26, 1999, by and among Rifkin Acquisition Partners, L.L.L.P., the sellers listed therein and Charter Communications, Inc. (now called
             Charter Investment, Inc.) (Incorporated by reference to
             Amendment No. 4 to the registration statement on Form S-4 of
             Charter Communications Holdings, LLC and Charter
             Communications Holdings Capital Corporation filed on July
             22, 1999 (File No. 333-77499))
 2.7(c)      RAP Indemnity Agreement, dated April 26, 1999, by and among the sellers listed therein and Charter Communications, Inc.
             (now called Charter Investment, Inc.) (Incorporated by
             reference to Amendment No. 4 to the registration statement on Form S-4 of Charter Communications Holdings, LLC and
             Charter Communications Holdings Capital Corporation filed on
             July 22, 1999 (File No. 333-77499))
 2.7(d)      Assignment of Purchase Agreement with InterLink
             Communications Partners, LLLP, dated as of June 30, 1999, by and between Charter Communications, Inc. (now called Charter
             Investment, Inc.) and Charter Communications Operating, LLC
             (Incorporated by reference to Amendment No. 4 to the
             registration statement on Form S-4 of Charter Communications
             Holdings, LLC and Charter Communications Holdings Capital
             Corporation filed on July 22, 1999 (File No. 333-77499))
 2.7(e)      Assignment of Purchase Agreement with Rifkin Acquisition
             Partners L.L.L.P., dated as of June 30, 1999, by and between
             Charter Communications, Inc. (now called Charter Investment,
             Inc.) and Charter Communications Operating, LLC
             (Incorporated by reference to Amendment No. 4 to the
             registration statement on Form S-4 of Charter Communications
             Holdings, LLC and Charter Communications Holdings Capital
             Corporation filed on July 22, 1999 (File No. 333-77499))
 2.7(f)      Assignment of RAP Indemnity Agreement, dated as of June 30,
             1999, by and between Charter Communications, Inc. (now
             called Charter Investment, Inc.) and Charter Communications
             Operating, LLC (Incorporated by reference to Amendment No. 4 to the registration statement on Form S-4 of Charter
             Communications Holdings, LLC and Charter Communications
             Holdings Capital Corporation filed on July 22, 1999 (File
             No. 333-77499))
 2.7(g)      Amendment to the Purchase Agreement with InterLink
             Communications Partners, LLLP, dated June 29, 1999
             (Incorporated by reference to Amendment No. 6 to the
             registration statement on Form S-4 of Charter Communications
             Holdings, LLC and Charter Communications Holdings Capital
             Corporation filed on August 27, 1999 (File No. 333-77499))
 2.7(h)      Contribution Agreement, dated as of September 14, 1999, by and among Charter Communications Operating, LLC, Charter
             Communications Holding Company, LLC, Charter Communications,
             Inc., Paul G. Allen and the certain other individuals and
             entities listed on the signature pages thereto (Incorporated by reference to Amendment No. 3 to the registration
             statement on Form S-1 of Charter Communications, Inc. filed on October 18, 1999 (File No. 333-83887))
 2.7(i)      Form of First Amendment to the Contribution Agreement dated as of September 14, 1999, by and among Charter
             Communications Operating, LLC, Charter Communications
             Holding Company, LLC, Charter Communications, Inc. and Paul
             G. Allen (Incorporated by reference to Amendment No. 5 to
             the registration statement on Form S-1 of Charter
             Communications, Inc. filed on November 4, 1999 (File No.
             333-83887))

EXHIBITS                             DESCRIPTION
--------                             -----------
 2.8         Contribution and Sale Agreement dated as of December 30,
             1999, by and among Charter Communications Holding Company,
             LLC, CC VII Holdings, LLC and Charter Communications VII,
             LLC (Incorporated by reference to the report on Form 8-K of
             Charter Communications Holdings, LLC and Charter
             Communications Holdings Capital Corporation filed on January
             18, 2000 (File No. 333-77499))
 2.9         Contribution and Sale Agreement dated as of December 30,
             1999, by and among Charter Communications Holding Company,
             LLC and Charter Communications Holdings, LLC (Incorporated
             by reference to the report on Form 8-K of Charter
             Communications Holdings, LLC and Charter Communications
             Holdings Capital Corporation filed on January 18, 2000 (File
             No. 333-77499))
 2.10(a)     Securities Purchase Agreement, dated May 13, 1999, by and
             between Avalon Cable Holdings LLC, Avalon Investors, L.L.C.,
             Avalon Cable of Michigan Holdings, Inc. and Avalon Cable LLC
             and Charter Communications Holdings LLC and Charter
             Communications, Inc. (now called Charter Investment, Inc.)
             (Incorporated by reference to Amendment No. 1 to the
             registration statement on Form S-4 of Avalon Cable of
             Michigan LLC, Avalon Cable of Michigan Inc., Avalon Cable of
             New England LLC and Avalon Cable Finance Inc. filed on May
             28, 1999 (File No. 333-75453))
 2.10(b)     Assignment and Contribution Agreement, entered into as of
             October 11, 1999 by and between Charter Communications
             Holding Company, LLC and Charter Communications, Inc.
             (Incorporated by reference to Amendment No. 3 to the
             registration statement on Form S-1 of Charter
             Communications, Inc. filed on October 18, 1999 (File No.
             333-83887))
 2.10(c)     Assignment Agreement effective as of June 16, 1999, by and among Charter Communications, Inc., Charter Communications
             Holdings LLC, Charter Communications Holding Company, LLC,
             Avalon Cable Holdings LLC, Avalon Investors, L.L.C., Avalon
             Cable of Michigan Holdings, Inc. and Avalon Cable LLC
             (Incorporated by reference to Amendment No. 3 to the
             registration statement on Form S-1 of Charter
             Communications, Inc. filed on October 18, 1999 (File No.
             333-83887))
 2.11(a)     Purchase and Contribution Agreement, dated as of May 26,
             1999, by and among Falcon Communications, L.P., Falcon
             Holding Group, L.P., TCI Falcon Holdings, LLC, Falcon Cable
             Trust, Falcon Holding Group, Inc. and DHN Inc. and Charter
             Communications, Inc. (now called Charter Investment,
             Inc.) (Incorporated by reference to Amendment No. 2 to the registration statement on Form S-1 of Charter
             Communications, Inc. filed on September 28, 1999 (File No.
             333-83887))
 2.11(b)     First Amendment to Purchase and Contribution Agreement,
             dated as of June 22, 1999, by and among Charter
             Communications, Inc., Charter Communications Holding
             Company, LLC, Falcon Communications, L.P., Falcon Holding
             Group, L.P., TCI Falcon Holdings, LLC, Falcon Cable Trust,
             Falcon Holding Group, Inc. and DHN Inc. (Incorporated by
             reference to the quarterly report on Form 10-Q filed by
             Falcon Communications, L.P. and Falcon Funding Corporation
             on August 13, 1999 (File Nos. 333-60776 and 333-55755))
 2.11(c)     Form of Second Amendment to Purchase And Contribution
             Agreement, dated as of October 27, 1999, by and among
             Charter Investment, Inc., Charter Communications Holding
             Company, LLC, Falcon Communications, L.P., Falcon Holding
             Group, L.P., TCI Falcon Holdings, LLC, Falcon Holding Group,
             Inc. and DHN Inc. (Incorporated by reference to Amendment
             No. 5 to the registration statement on Form S-1 of Charter
             Communications, Inc. filed on November 4, 1999 (File No.
             333-83887))
 2.11(d)     Third Amendment to Purchase and Contribution Agreement dated as of November 12, 1999, by and among Charter
             Communications, Inc., Falcon Communications L.P., Falcon
             Holdings Group, L.P., TCI Falcon Holdings, LLC, Falcon Cable
             Trust, Falcon Holding Group, Inc. and DHN Inc. (Incorporated
             by reference to the report on Form 8-K of CC VII Holdings,
             LLC and Falcon Funding Corporation filed on November 26,
             1999 (File No. 033-60776))

EXHIBITS                             DESCRIPTION
--------                             -----------
 2.12(a)     Purchase Agreement, dated as of May 21, 1999, among
             Blackstone TWF Capital Partners, L.P., Blackstone TWF
             Capital Partners A L.P., Blackstone TWF Capital Partners B
             L.P., Blackstone TWF Family Investment Partnership, L.P.,
             RCF Carry, LLC, Fanch Management Partners, Inc., PBW Carried
             Interest, Inc., RCF Indiana Management Corp, The Robert C.
             Fanch Revocable Trust, A. Dean Windry, Thomas Binning, Jack
             Pottle, SDG/Michigan Communications Joint Venture, Fanch-JV2
             Master Limited Partnership, Cooney Cable Associates of Ohio,
             Limited Partnership, North Texas Cablevision, LTD., Post
             Cablevision of Texas, Limited Partnership, Spring Green
             Communications, L.P., Fanch-Narragansett CSI Limited
             Partnership, and Fanch Cablevision of Kansas General
             Partnership and Charter Communications, Inc. (now called
             Charter Investment, Inc.) (Incorporated by reference to
             Amendment No. 2 to the registration statement on Form S-1 of
             Charter Communications, Inc. filed on September 28, 1999
             (File No. 333-83887))
 2.12(b)     Assignment of Purchase Agreement by and between Charter
             Investment, Inc. and Charter Communications Holding Company,
             LLC, effective as of September 21, 1999 (Incorporated by
             reference to Amendment No. 3 to the registration statement on Form S-1 of Charter Communications, Inc. filed on October
             18, 1999 (File No. 333-83887))
 2.13        Purchase and Contribution Agreement, entered into as of June
             1999, by and among BCI (USA), LLC, William Bresnan,
             Blackstone BC Capital Partners L.P., Blackstone BC Offshore
             Capital Partners L.P., Blackstone Family Investment
             Partnership III L.P., TCID of Michigan, Inc. and TCI Bresnan
             LLC and Charter Communications Holding Company, LLC (now
             called Charter Investment, Inc.) (Incorporated by reference to Amendment No. 2 to the registration statement on Form S-1 of Charter Communications, Inc. filed on September 28, 1999
             (File No. 333-83887))
 2.14(a)     Asset Purchase Agreement, dated as of February 26, 2001,
             among Marcus Cable of Alabama, L.L.C., on the one hand, and
             TCI of Selma, Inc., TCI of Lee County, Inc., TCI Cablevision
             of Alabama, Inc., Alabama T.V. Cable, Inc. and TCI
             Southeast, Inc., on the other hand (Incorporated by
             reference to the annual report on Form 10-K of Charter
             Communications, Inc. filed on March 6, 2001 (File No.
             000-27927))
 2.14(b)     Reorganization Agreement, dated as of February 26, 2001,
             among Charter Communications, Inc., on the one hand, and TCI
             TKR of Alabama, Inc. and TCI Southeast, Inc., on the other hand (Incorporated by reference to the annual report on Form
             10-K of Charter Communications, Inc. filed on March 6, 2001
             (File No. 000-27927))
 2.14(c)     Asset Purchase Agreement, dated as of February 26, 2001,
             among Falcon Cable Systems Company II, L.P., on the one
             hand, and AT&T Broadband, LLC, Communication Services, Inc.,
             Ohio Cablevision Network, Inc., TCI Cablevision of
             California, Inc. and TCI Washington Associates, L.P., on the
             other hand (Incorporated by reference to the annual report on Form 10-K of Charter Communications, Inc. filed on March
             6, 2001 (File No. 000-27927))
 2.14(d)     Reorganization Agreement, dated as of February 26, 2001,
             among Charter Communications, Inc., on the one hand, and TCI
             Cablevision of Nevada, Inc. and TCI West, Inc., on the other hand (Incorporated by reference to the annual report on Form
             10-K of Charter Communications, Inc. filed on March 6, 2001
             (File No. 000-27927))
 2.14(e)     Asset Purchase Agreement, dated as of February 26, 2001,
             among Charter Communications, Inc., Interlink Communications
             Partners, LLC, Charter Communications, LLC and Falcon Cable
             Media, on the one hand, and TCI Cable Partners of St. Louis,
             L.P. and TCI Cablevision of Missouri, Inc., on the other
             hand (Incorporated by reference to the annual report on Form
             10-K of Charter Communications, Inc. filed on March 6, 2001
             (File No. 000-27927))

EXHIBITS                             DESCRIPTION
--------                             -----------
 2.14(f)     Asset Purchase Agreement, dated as of February 26, 2001,
             among Charter Communications Entertainment I, LLC, on the
             one hand, and St. Louis Tele-Communications, Inc., TCI Cable
             Partners of St. Louis, L.P., TCI Cablevision of Missouri,
             Inc., TCI of Illinois, Inc., TCI TKR of Central Florida,
             Inc. and TCI Holdings, Inc., on the other hand (Incorporated by reference to the annual report on Form 10-K of Charter
             Communications, Inc. filed on March 6, 2001 (File No.
             000-27927))
 2.14(g)     Agreement Regarding Closing Matters, dated as of February
             26, 2001, among Charter Communications, Inc., on behalf of itself, Marcus Cable of Alabama, L.L.C., Falcon Cable
             Systems Company II, L.P., Interlink Communications Partners,
             LLC, Charter Communications, LLC, Falcon Cable Media, and
             Charter Communications Entertainment I, LLC, on the one
             hand, and AT&T Broadband, LLC, on behalf of itself, TCI TKR of Alabama, Inc., TCI of Selma, Inc., TCI of Lee County, TCI
             Cablevision of Alabama, Inc. and Alabama T.V. Cable, Inc.,
             TCI Southeast, Inc., TCI Cablevision of Nevada, Inc., TCI
             West, Inc., Communications Services, Inc., Ohio Cablevision
             Network, Inc., TCI Cablevision of California, Inc., TCI
             Washington Associates, LP., TCI of Illinois, Inc., TCI
             Cablevision of Missouri, Inc., St. Louis
             Tele-Communications, Inc., TCI Cable Partners of St. Louis,
             L.P., TCI TKR of Central Florida, Inc. and TCI Holdings,
             Inc., on the other hand (Incorporated by reference to the
             annual report on Form 10-K of Charter Communications, Inc.
             filed on March 6, 2001 (File No. 000-27927))
 4.1         Form of certificate evidencing shares of Class A common
             stock of registrant (Incorporated by reference to Amendment
             No. 2 to the registration statement on Form S-1 of Charter
             Communications, Inc. filed on September 28, 1999 (File No.
             333-83887))
 4.2         Form of Indenture for Senior Notes/Senior Discount Notes
             (Incorporated by reference to the registration statement on
             Form S-3 of Charter Communications, Inc. filed on March 9,
             2001 (File No. 333-56850))
 4.3         Form of Indenture for Convertible Senior Notes (Incorporated
             by reference to the registration statement on Form S-3 of
             Charter Communications, Inc. filed on March 9, 2001 (File
             No. 333-56850))
 4.4         Form of Indenture for Senior Subordinated Notes
             (Incorporated by reference to the registration statement on
             Form S-3 of Charter Communications, Inc. filed on March 9,
             2001 (File No. 333-56850))
 4.5         Form of Indenture for Convertible Subordinated Notes
             (Incorporated by reference to the registration statement on
             Form S-3 of Charter Communications, Inc. filed on March 9,
             2001 (File No. 333-56850))
 5.1         Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality
12.1         Computation of Ratio of Earnings to Fixed Charges
             (Incorporated by reference to the annual report on Form 10-K of Charter Communications, Inc. filed on March 6, 2001 (File
             No. 000-27927))
23.1         Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit No. 5.1)
23.2         Consent of Arthur Andersen LLP
23.3         Consent of KPMG LLP
23.4         Consent of Ernst & Young LLP
23.5         Consent of Ernst & Young LLP
23.6         Consent of KPMG LLP
23.7         Consent of PricewaterhouseCoopers LLP
23.8         Consent of PricewaterhouseCoopers LLP
23.9         Consent of Ernst & Young LLP
23.10        Consent of PricewaterhouseCoopers LLP
23.11        Consent of PricewaterhouseCoopers LLP
23.12        Consent of Greenfield, Altman, Brown, Berger & Katz, P.C.

EXHIBITS                             DESCRIPTION
--------                             -----------
23.13        Consent of PricewaterhouseCoopers LLP
23.14        Consent of Ernst & Young LLP
23.15        Consent of KPMG LLP
23.16        Consent of KPMG LLP
23.17        Consent of Ernst & Young LLP
23.18        Consent of Ernst & Young LLP

EXHIBITS                             DESCRIPTION
--------                             -----------
23.19        Consent of Ernst & Young LLP
23.20        Consent of Shields & Co.
24.1         Power of Attorney (Incorporated by reference to the
             registration statement on Form S-3 of Charter
             Communications, Inc. filed on March 9, 2001 (File No.
             333-56850))